Exhibit 10.3

Execution Version

CREDIT AGREEMENT

Dated as of November 4, 2003

among

U.S.  RESTAURANT PROPERTIES OPERATING L.P. (“USRP Operating”),

USRP FUNDING 2002-A, L.P. (the “General SPE”),

USRP (S&C), LLC, a Texas limited liability company (“S&C”),

USRP (JV1), LLC, a Texas limited liability company (“JV1”),

USRP/HCI PARTNERSHIP 1, L.P., a Texas limited partnership (“HCI”),

USRP HOLDING CORP., a Texas corporation (“USRP Holding),

collectively, the “Borrower,”

USRP MANAGING, INC. (the “General Partner”),

the General Partner of the Borrower, as a Guarantor,

U.S.  RESTAURANT PROPERTIES, INC. (the “USRP REIT”),

as a Guarantor,

and

THE SUBSIDIARIES OF THE BORROWER, GENERAL PARTNER AND THE USRP REIT

FROM TIME TO TIME PARTY HERETO,

as guarantors (the “Guarantors”),

THE LENDERS

FROM TIME TO TIME PARTY HERETO (the “Lenders”),

BANK OF AMERICA, N.A.

as agent (the “Agent”)

and

BANC OF AMERICA SECURITIES LLC,

as Sole Lead Arranger and Sole Book Manager

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
1.1	Definitions.
1.2	Computation of Time Periods.
1.3	Accounting Terms.
1.4	References to Agreements and Laws.
ARTICLE II CREDIT FACILITIES
2.1	Revolving Loans.
2.2	Letter of Credit Subfacility.
2.4	Joint and Several Liability of the Borrowers.
2.5	Appointment of Principal Borrower as Agent for Borrowers.
ARTICLE III OTHER PROVISIONS RELATING TO CREDIT FACILITIES
3.1	Default Rate.
3.2	Continuation/Conversion.
3.3	Prepayments.
3.4	Termination, Reduction or Increase of Revolving Committed Amount.
3.5	Fees.
3.6	Capital Adequacy.
3.7	Limitation on Eurodollar Loans.
3.8	Illegality.
3.9	Requirements of Law.
3.10	Treatment of Affected Loans.
3.11	Taxes.
3.12	Compensation.
3.13	Pro Rata Treatment.
3.14	Sharing of Payments.
3.15	Payments, Computations, Etc.
3.16	Evidence of Debt.
3.17	Usury.
3.18	Agreement Regarding Interest and Charges.
3.19	Statements of Account.
3.20	Defaulting Lenders.
3.21	Assumptions Concerning Funding of Eurodollar Loans.
ARTICLE IV GUARANTY
4.1	The Guaranty.
4.2	Obligations Unconditional.
4.3	Reinstatement.
4.4	Certain Additional Waivers.
4.5	Remedies.
4.6	Rights of Contribution.
4.7	Guarantee of Payment; Continuing Guarantee.
ARTICLE V CONDITIONS
5.1	Closing Conditions.
5.2	Conditions to all Extensions of Credit.
ARTICLE VI REPRESENTATIONS AND WARRANTIES
6.1	Financial Condition.
6.2	No Material Change.
6.3	Organization and Good Standing.
6.4	Power; Authorization; Enforceable Obligations.
6.5	No Conflicts.
6.6	No Default.
6.7	Ownership.
6.8	Indebtedness.
6.9	Litigation.
6.10	Taxes.
6.11	Compliance with Law.

i

6.12	ERISA.
6.13	Corporate Structure; Capital Stock, etc.
6.14	Governmental Regulations, Etc.
6.15	Purpose of Loans, Letters of Credit and Derivative Exposure Reserve; Termination of Replaced Credit Agreement.
6.16	Environmental Matters.
6.17	Intellectual Property.
6.18	Solvency.
6.19	Investments.
6.20	Principal Offices.
6.21	Disclosure.
6.22	No Burdensome Restrictions.
6.23	Brokers’ Fees.
6.24	Labor Matters.
6.25	Nature of Business.
6.26	REIT Status.
6.27	Bankruptcy Remote Borrowing Entity.
6.28	Closing Date Borrowing Base Assets.
6.29	Tax Shelter Regulations.
6.30	Representations and Warranties Under Term Loan Documents.
ARTICLE VII AFFIRMATIVE COVENANTS
7.1	Information Covenants.
7.2	Preservation of Existence, Franchises, Bankruptcy Remote Borrowing Entity Status and REIT Status.
7.3	Books and Records.
7.4	Compliance with Law.
7.5	Payment of Taxes and Other Indebtedness.
7.6	Insurance.
7.7	Maintenance of Property.
7.8	Performance of Obligations.
7.9	Use of Proceeds.
7.10	Audits/Inspections.
7.11	Financial Covenants.
7.12	New Subsidiaries.
7.13	ERISA Exemptions.
7.14	Further Assurances.
ARTICLE VIII NEGATIVE COVENANTS
8.1	Indebtedness.
8.2	Liens.
8.3	Nature of Business.
8.4	Consolidation, Merger, Dissolution, etc.
8.5	Asset Dispositions/Substitution of Assets.
8.6	Investments.
8.7	Restricted Payments.
8.8	Other Indebtedness.
8.9	Transactions with Affiliates.

8.10	Fiscal Year; Organizational Documents.
8.11	Limitation on Restricted Actions.
8.12	Contingent Obligations.
8.13	Sale Leasebacks.
8.14	Borrowing Base Asset Removal
8.15	Negative Pledges/Liens.
8.16	Operating Lease Obligations.
8.17	No Foreign Subsidiaries.
8.18	Ground Leases.
8.19	ERISA Exemptions.
8.20	Transfer of Assets to Non-Guarantor Subsidiaries and Affiliates.
8.21	Term Loan Document Covenants and Amendments.
ARTICLE IX EVENTS OF DEFAULT
9.1	Events of Default.
9.2	Acceleration; Remedies.
ARTICLE X AGENCY PROVISIONS
10.1	Appointment, Powers and Immunities.
10.2	Reliance by Agent.
10.3	Defaults.
10.4	Rights as a Lender.
10.5	Indemnification.
10.6	Non-Reliance on Agent and Other Lenders.
10.7	Successor Agent.
ARTICLE XI MISCELLANEOUS
11.1	Notices.
11.2	Right of Set-Off; Adjustments.
11.4	No Waiver; Remedies Cumulative.
11.5	Expenses; Indemnification.
11.6	Amendments, Waivers and Consents.
11.7	Counterparts.
11.8	Headings.
11.9	Survival.
11.10	Governing Law; Submission to Jurisdiction; Venue.
11.11	Severability.
11.12	Entirety.
11.13	Binding Effect; Termination.
11.14	Confidentiality.
11.15	Source of Funds.
11.16	Regulation D.
11.17	Conflict.
11.18	USA Patriot Act Notice

SCHEDULES

Schedule 1.1(a)	Revolving Commitments
Schedule 2.1(a)	Lenders/Agent

EXHIBITS

Exhibit 1.1(a)	Bankruptcy Remote Borrowing Entity Requirements
Exhibit 2.1(b)(i)	Form of Notice of Borrowing
Exhibit 2.1(e)	Form of Revolving Note
Exhibit 3.2	Form of Notice of Continuation/Conversion
Exhibit 7.1(c)	Form of Officer’s Compliance Certificate
Exhibit 7.12	Form of Joinder Agreement
Exhibit 11.3(b)	Form of Assignment and Assumption

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of November 4, 2003 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), is by and among U.S.  RESTAURANT PROPERTIES OPERATING L.P., a Delaware limited partnership (“USRP Operating” or the “Principal Borrower”), USRP FUNDING 2002-A, L.P., a Texas limited partnership (the “General SPE”); USRP (S&C), LLC, a Texas limited liability company (“S&C”), USRP (JV1), LLC, a Texas limited liability company (“JV1”), USRP/HCI PARTNERSHIP 1, L.P., a Texas limited partnership (“HCI”), USRP HOLDING CORP., a Texas corporation (“USRP Holding”; and together with the Principal Borrower, the General SPE, JV1, HCI and S&C, the “Borrower”), USRP MANAGING, INC., a Delaware corporation and the general partner of USRP Operating, as a Guarantor (the “General Partner”), U.S. RESTAURANT PROPERTIES, INC., a Maryland corporation, as a Guarantor (“USRP REIT”), the Subsidiary Guarantors (as defined herein), the Lenders (as defined herein), BANK OF AMERICA, N.A., as Agent for the Lenders (in such capacity, the “Agent”) and as issuing lender (in such capacity, “Issuing Lender”) and BANC OF AMERICA SECURITIES LLC, as Sole Lead Arranger and Sole Book Manager (in such capacity “BAS”).

W I T N E S S E T H

WHEREAS, the Borrowers have requested that the Lenders provide a revolving credit facility in an aggregate amount equal to $50,000,000 (the “Credit Facility”) for the purposes hereinafter set forth; and

WHEREAS, the Lenders have agreed to make the requested Credit Facility available to the Borrowers on the terms and conditions hereinafter set forth;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1          Definitions.

As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“2001-A Term Securitization Documents” means that certain Amended and Restated Indenture dated as of August 1, 2001 by and among USRP Funding 2001-A, L.P., as issuer, Wells Fargo Bank Minnesota, N.A., as indenture trustee and MBIA Insurance Corporation, as certificate issuer and all documents and instruments executed in connection therewith or pursuant to the terms thereof, in each case as amended prior to the Closing Date.

“Adjusted Base Rate” means the Base Rate plus 1.00%.

“Adjusted Eurodollar Rate” means the Eurodollar Rate plus 3.00%.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Affiliate” means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

“Aggregate Derivative Reserve Amount” means, at any given time, an amount equal to the aggregate amount reserved in connection with all Derivative Exposure Reserves in effect at such time.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

“Applicable Lending Office” means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Disposition” means any disposition (including pursuant to a Sale and Leaseback Transaction) of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease (other than in the ordinary course of business), licensing, transfer or otherwise, but other than pursuant to any casualty or condemnation event.

“Asset Value” means, with respect to any given parcel of Real Property for any given date of calculation, (a) if such Real Property has been owned for at least one (1) year, the trailing twelve month EBITDA from such Real Property as of such date of calculation and (b) if such Real Property has been owned less than one (1) year, the annualized EBITDA from such Real Property (based on the EBITDA from the date of acquisition through such date of calculation), in each case, capitalized at ten and one half percent (10.5%); provided, that (a) the Agent shall have the right, at its discretion, to review the appropriateness of the capitalization rate on an annual basis (such review period to commence on May 1 of each calendar year and end as of June 1 of such calendar year); (b) the Required Lenders shall have the right to adjust the capitalization rate during the Agent’s review period each year (by an amount not to exceed +/- 0.50% in any given year) based on then-prevailing market conditions for comparable property types (each as determined by the Required Lenders) and on the Agent’s review and recommendation; and (c) the applicable capitalization rate shall not at any time, notwithstanding the provisions regarding adjustment thereof set forth above, (i) exceed 11.5% or (ii) be less than 9.5%.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.3, and accepted by the Agent, in substantially the form of Exhibit 11.3 or any other form approved by the Agent.

“Availability” means, at any time, an amount (not less than zero) equal to (a) the Revolving Committed Amount, less (b) the sum of (i) the outstanding principal amount of the Revolving Loans, plus (ii) the LOC Obligations, plus (iii) the Aggregate Derivative Reserve Amount.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following: (i) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (ii) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its Property; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

“Bankruptcy Remote Borrowing Entity” means a Person meeting each of the criteria set forth on Exhibit 1.1(a) attached hereto.

“BAS” shall have the meaning given to such term in the introductory paragraph hereof.

“Base Rate” means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate.

“BOA” means Bank of America, N.A. and its successors and assigns.

“BOA Derivative Instrument” means any derivative transaction, hedging transaction, takeout commitment or forward equity commitment entered into by and between the General Partner or the USRP REIT and any Derivative Counterparty.

“Borrower” means, collectively, USRP Operating, the General SPE, S&C, JV1, HCI, USRP Holding and their respective permitted successors and assigns.

“Borrowing Base” means, as of any day, an amount equal to fifty percent (50%) multiplied by the Borrowing Base Asset Value; provided, however, that, prior to such calculation, each of clauses (a) through (c) below shall be satisfied with respect to the assets contributing to the Borrowing Base Asset Value:

(a)           the assets of single Concepts or Tenants shall not, in any case, account for more than twenty percent (20%) of the Total Rent; to the extent the assets of a single Concept or Tenant account for more than twenty percent (20%) of the Total Rent associated with the assets used in calculating Borrowing Base Asset Value, the assets associated with such Concept or Tenant shall be removed from the calculation of Borrowing Base Asset Value to the extent necessary to reduce such Concept’s or Tenant’s percentage of the Total Rent of the assets used in calculating Borrowing Base Asset Value to a portion equal to or less than twenty percent (20%);

(b)           the portion of Borrowing Base Asset Value attributable to Ground Lease Interests shall not, in any case, exceed twenty percent (20%) of the aggregate Borrowing Base Asset Value; to the extent Ground Lease Interests constitute more than twenty percent (20%) of the Borrowing Base Asset Value, the Value of such Ground Lease Interests shall be removed from the calculation thereof to the extent necessary to reduce the percentage associated with the Ground Lease Interests as a portion of all of the assets used in calculating Borrowing Base Asset Value to a portion equal to or less than twenty percent (20%); and

(c)           the underlying leases with respect to the Borrowing Base Assets pursuant to which Borrower is the lessor shall not, in any case, have a weighted average remaining lease term of less than, (i) for the period commencing as of the date hereof and ending as of (and including) the date 24 calendar months thereafter, eight (8) years, (ii) for the period commencing as of the day after the date which is 24 months following the date hereof and ending as of (and including) the date 48 months following the date hereof, seven (7) years, and (iii) for all periods thereafter, six (6) years; to the extent the weighted average of the remaining lease term(s) of the underlying leases with respect to the assets contributing to the Borrowing Base Asset Value (with each such lease’s term given a weighting in relation to the other leases involved in such calculation based on the contribution of each such lease to the Borrowing Base Asset Value) is less than the applicable required term of years, assets with remaining lease terms of less than the applicable required term of years shall be removed from the calculation of Borrowing Base Asset Value until the weighted average of the remaining lease terms with respect to all such assets is equal to or greater than the applicable required term of years.

“Borrowing Base Asset Value” means, as of any given calculation date, an amount equal to (a) the sum of the Asset Values of all Real Properties which are wholly owned by any of the General SPE, HCI (or Wholly-Owned Subsidiaries thereof), HCI (or Wholly-Owned Subsidiaries thereof) or S&C; less (b) any amounts included in the above calculations that are attributable to (i) assets subject to one or more Liens or Negative Pledges; and (ii) Excluded Assets.

“Borrowing Base Assets” means, as of any given date, those assets contributing to the Borrowing Base Asset Value after the reductions made pursuant to subclause (b) of the definition thereof.

“Borrowing Base Certificate” shall have the meaning given to such term in Section 7.1(k).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close.

“Businesses” means, at any time, a collective reference to the businesses operated by the Consolidated Parties at such time.

“Capitalized Lease Obligation” means Indebtedness represented by obligations under a Capital Lease, and the amount of such Indebtedness is the capitalized amount of such obligations determined in accordance with GAAP.

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership units or interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

“Change in Management” means a change in the identity of the Chief Executive Officer of the General Partner or the USRP REIT, other than on account of the death or permanent disability of such Person.

“Change of Control” means any of the following events: (a) the sale, lease, transfer or other disposition, in one or a series of related transactions, of all or substantially all of the assets of any of the Borrowers and such Borrower’s Subsidiaries taken as a whole to any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act), or (b) the USRP REIT shall fail to own and control (whether directly or indirectly) 80% of the outstanding Capital Stock of any Borrower.  As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.  References to sections of the Code shall be construed also to refer to any successor sections.

“Collateral Agent” means Bank of America, N.A., in such capacity under the Intercreditor Agreement and the Security Documents, or its successors and assigns.

“Commitment” means (i) with respect to each Lender, the Revolving Commitment of such Lender, and (ii) with respect to the Issuing Lender, the LOC Commitment.

“Concept” means any distinctive brand, trade name or system for establishing and operating restaurants and/or convenience stores which is the subject of a license or franchise from a Person.  Not in limitation of the foregoing, and by way of example only, such systems would include “Burger King,” “Pizza Hut,” “Denny’s,” and “Fina.”

“Consolidated Capital Expenditures” means, as of any date, for the four fiscal quarter period most recently ending on or prior to such date, the sum of all capital expenditures of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

“Consolidated Fixed Charges” means, as of any date, for the four fiscal quarter period most recently ending on or prior to such date, the sum of (a) all scheduled payments of principal on Funded Indebtedness of the Consolidated Parties on a consolidated basis (including, without limitation, (i) the implied principal component of payments due on Capital Leases and Synthetic Leases, (ii) all dividends paid on the preferred Capital Stock of any Consolidated Party and (iii) an amount, not less than zero (0), equal to  (A) payments made in connection with any ground leases, but excluding voluntary prepayments or mandatory prepayments required pursuant to Section 3.3 and any scheduled balloon, bullet or similar principal payment repaying the related underlying principal Indebtedness in full), as determined in accordance with GAAP, less (B) the rental income received by the Consolidated Parties in connection with such ground leased properties in connection with operating leases under which a Consolidated Party is the lessor, plus (b) without duplication, the sum of (i) all scheduled payments of principal on Funded Indebtedness of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest of each such entity, (ii) all dividends paid on the preferred Capital Stock of any Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest of each such entity; and (iii) an amount, not less than zero (0), equal to (A) (1) payments made by any Unconsolidated Affiliate in connection with any ground leases, less (2) the rental income received by any Unconsolidated Affiliate in connection with such ground leased properties in connection with operating leases under which an Unconsolidated Affiliate is the lessor, multiplied by (B) the respective Unconsolidated Affiliate Interest of each such entity; provided, that in each case, all of the above amounts not otherwise adjusted to account for Minority Interests shall be adjusted to deduct therefrom the pro rata share of such amounts allocable to the Minority Interests, plus (c) Consolidated Interest Expense.

“Consolidated Interest Expense” means, as of any date, for the four fiscal quarter period most recently ending on or prior to such date, the sum of (i) interest expense in connection with Funded Indebtedness (including the amortization of debt discount and premium, the interest component under Capital Leases, the implied interest component under Synthetic Leases and obligation payments under the any hedging agreements or similar arrangements entered into by any Consolidated Party) of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP, plus (ii) without duplication, interest expense in connection with Funded Indebtedness (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases) of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest of each such entity; provided, that in each case, all of the above amounts not otherwise adjusted to account for Minority Interests shall be adjusted to deduct therefrom the pro rata share of such amounts allocable to the Minority Interests.

“Consolidated Net Income” means, as of any date, for the four fiscal quarter period most recently ending on or prior to such date, (i) net income (excluding extraordinary items) of the Consolidated Parties on a consolidated basis after interest expense, income, value added and similar taxes and depreciation and amortization, all as determined in accordance with GAAP, plus (ii) without duplication, an amount equal to the aggregate of net income (excluding extraordinary items) after interest expense, income, value added and similar taxes and depreciation and amortization, as determined in accordance with GAAP, of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest of each such entity; provided, that in each case, all of the above amounts not otherwise adjusted to account for Minority Interests shall be adjusted to deduct therefrom the pro rata share of such amounts allocable to the Minority Interests.

“Consolidated Parties” means a collective reference to the USRP REIT, the General Partner, the Borrower and each of their Subsidiaries, and “Consolidated Party” means any one of them.

“Consolidated Total EBITDA” means, as of any date, for the four fiscal quarter period most recently ending on or prior to such date, the sum of (a) Consolidated Net Income, plus (b) the sum of the following (but only to the extent taken into account in determining Consolidated Net Income for such period):  (i) depreciation and amortization expense for such period; plus (ii) interest expense for such period; plus (iii) income tax expense in respect of such period; minus (or plus, as appropriate) (iv) extraordinary gains (losses) and gains (losses) from sales of assets for such period (provided, for purposes of clarification, that such gains shall be subtracted from the overall amount calculated pursuant to this clause (ii) and such losses shall be added to such amount); plus (or minus, as appropriate) (v) extraordinary gains (or losses) (provided, for purposes of clarification, that such gains shall be subtracted from the overall amount calculated pursuant to this clause (b) and such losses shall be added to such amount), plus (or minus, as appropriate) (vi) all straight line rent leveling adjustments (reported in the consolidated financial statements of such Person for purposes of GAAP); plus (or minus, as appropriate) (vii) equity in net earnings (or net loss) of unconsolidated Affiliates of such Person (if any); plus (viii) amounts incurred by such Person for such period as “impairment of long lived assets,” in each case without duplication and as determined in accordance with GAAP; provided, that, (A) each of the above calculations shall include, without duplication, any amounts attributable to any interests held by any Consolidated Party in any Unconsolidated Affiliate and (B) all amounts included in the above calculations (and not otherwise adjusted to account for Minority Interests) shall be adjusted to deduct therefrom the pro rata share of such amounts allocable to Minority Interests.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person to guarantee or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly (exclusive of any non-material contractual indemnities and non-material guarantees of non-monetary obligations which have not yet been called on or quantified), including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital, equity capital, net worth or other balance sheet condition or any income statement condition of the primary obligor or otherwise to maintain the solvency of the primary obligor, (iii) to purchase, lease or otherwise acquire property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, (d) any residual obligation or liability of such Person under any Synthetic Lease or any other off-balance sheet financing, or (e) any obligation of such Person in connection with any derivative transaction, hedging transaction (including, without limitation, any Hedging Agreements), takeout commitment or forward equity commitment.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the agreement, instrument or other document evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.  Contingent Obligations shall not include the following obligations or liabilities of the General Partner, the Borrower or any other Subsidiaries thereof (including any Special Purpose Entity and any Bankruptcy Remote Borrowing Entity) to the extent incurred in connection with a Securitization Asset Sale: reasonable and customary obligations of the General Partner, the Borrower or any other Subsidiaries thereof with respect to (i) the servicing of any assets which are the subject of such Securitization Asset Sale, (ii) administrative and ministerial matters relating to any applicable Special Purpose Entity, (iii) maintenance of the corporate separateness of any such Special Purpose Entity from that of the General Partner and its other Subsidiaries and (iv) the guaranty of payment of fees of any Person acting as a trustee in connection with such Securitization Asset Sale and indemnification obligations owing to any such Person.  In addition, the ownership of a Subordinated Interest shall not be deemed to give rise to any Contingent Obligation on the part of the owner thereof.  Further, Contingent Obligations shall not include liabilities of the General Partner, Borrower or any Consolidated Party (i) which result solely from the General Partner or such Consolidated Party being a general partner of a Special Purpose Entity that is a limited partnership and is not a Consolidated Party, and (ii) which liabilities are attributable to customary and reasonable non-recourse exceptions, representations and warranties involved with securitization transactions and not related to the creditworthiness of the obligors involved in such transactions (including, without limitation, exceptions for fraud, environmental indemnities and misapplication of proceeds).

“Continue”, “Continuation” and “Continued” shall refer to the continuation pursuant to Section 3.2(a) hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

“Convert”, “Conversion” and “Converted” shall refer to a conversion pursuant to Section 3.2(b) or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

“Credit Documents” means a collective reference to this Credit Agreement, the Notes, each Joinder Agreement, and the Security Documents (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and “Credit Document” means any one of them.

“Credit Facility” shall have the meaning assigned to such term in the recitals hereto.

“Credit Parties” means a collective reference to the Borrower, the General Partner and the other Guarantors, and “Credit Party” means any one of them.

“Credit Party Obligations” means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

“Debt Service” means, for any given calculation period and assuming an opening principal balance equal to the amount of the principal balance outstanding under this Credit Agreement  and the principal amount of the Term Loan Obligations at the beginning of such period, an amount of debt service equal to the greater of (a) the amount of principal and interest payments that would be paid on such principal balance during such period (assuming level monthly payments of principal and interest) at an annual interest rate equal to the yield, as of the last day of the calculation period, on the seven year U.S. Treasury Bond plus 2.50% and with a twenty-five (25) year amortization schedule and (b) the amount of principal and interest payments resulting from the application of a loan constant equal to 9.33% to such opening principal balance (assuming level monthly payments of principal and interest over a twenty-five (25) year amortization schedule); provided, however, that to the extent the amount of actual debt service payments due from the Borrower during the applicable calculation period exceed the amount calculated in accordance with the above provisions, “Debt Service” shall, notwithstanding the above, equal the amount of such actual debt service payments due during the applicable period.

“Debt Service Coverage Ratio” means, for any given date of calculation, the ratio of (i) EBITDA generated in connection with the Borrowing Base Assets during the previous twelve (12) month period for which the Borrower has delivered officer’s certificates pursuant to the terms of Section 7.1(c) of this Agreement to (ii) Debt Service for the same twelve (12) month period.  Notwithstanding the foregoing, to the extent any Borrowing Base Asset(s) have been held by the Borrower for less than twelve months as of the applicable calculation date, EBITDA with respect to such asset(s) shall be calculated by annualizing EBITDA amounts attributable to such asset(s) as set forth in the financial statements which the Borrower has, as of that calculation date, delivered to the Agent, except to the extent the Borrower has failed to deliver financial statements accounting for such Borrowing Base Assets pursuant to and in accordance with this Agreement, in which case the EBITDA for such Borrowing Base Assets shall, for purposes of this definition, equal zero (0).

“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” means, at any time, any Lender that, as determined by the Agent, (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee or similar official has been appointed.

“Delinquency Report” means a report prepared by the Borrower setting forth in itemized detail, as of a given date, all delinquencies with respect to Tenant payments (whether or not such delinquencies result in the applicable asset being characterized as an Excluded Asset for purposes hereof) and all other matters causing any asset owned by any of the Consolidated Parties to constitute an Excluded Asset.  Such report shall identify the respective owners of the assets named therein and shall identify which, if any, of the assets named therein constitute Borrowing Base Assets as of the date of such report.

“Derivative Counterparty” means Bank of America, N.A.  or any of its Affiliates, as applicable, as the counterparty to any derivative transaction, hedging transaction, takeout commitment or forward equity commitment entered into by the USRP REIT or the General Partner.

“Derivative Exposure Fee Period” shall have the meaning given to such term in Section 3.6(d) hereof.

“Derivative Exposure Usage Fee” shall have the meaning given to such term in Section 3.6(d) hereof.

“Derivative Exposure Reserve” shall have the meaning given to such term in Section 2.3(a).

“Determination Decision” shall have the meaning given to such term in Section 3.22.

“Determination Request” shall have the meaning given to such term in Section 3.22.

“Development Activities” means activities relating directly or indirectly to the development of build-to-suit Real Property assets that are 100% pre-leased.

“Dollars” and “$” means dollars in lawful currency of the United States.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Borrower which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

“EBITDA” means, (a) for any Person over any period, (i) net earnings (loss) of such Person for such period plus (ii) the sum of the following (but only to the extent taken into account in determining net earnings (loss) for such period): (A) depreciation and amortization expense for such period; plus (B) interest expense for such period; plus (C) income tax expense in respect of such period; minus (or plus, as appropriate) (D) extraordinary gains (losses) and gains (losses) from sales of assets for such period (provided, for purposes of clarification, that such gains shall be subtracted from the overall amount calculated pursuant to this clause (ii) and such losses shall be added to such amount); plus (or minus, as appropriate) (E) extraordinary gains (or losses) (provided, for purposes of clarification, that such gains shall be subtracted from the overall amount calculated pursuant to this clause (ii) and such losses shall be added to such amount), plus (or minus, as appropriate) (F) all straight line rent leveling adjustments (reported in the consolidated financial statements of such Person for purposes of GAAP); plus (or minus, as appropriate) (G) equity in net earnings (or net loss) of unconsolidated Affiliates of such Person (if any); plus (H) amounts incurred by such Person for such period as “impairment of long lived assets,” in each case without duplication and as determined in accordance with GAAP; and (b) for any Real Property for any period, the net income (excluding extraordinary items) of such Real Property for such period (which, for leased Real Properties, shall be the rental income for such Real Properties during such period) before (without duplication) interest expense applicable to such Real Property, income taxes applicable to such Real Property and depreciation and amortization applicable to such Real Property, all as determined in accordance with GAAP.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Agent, (ii) in the case of any assignment of a Revolving Commitment, the L/C Issuing Lender, and (iii) unless a default or Event of Default has occurred and is continuing under this Agreement or any other Credit Document, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, any Credit Party or any of the Borrower’s or any Credit Party’s Affiliates or Subsidiaries.

“Environmental Laws” means any and all lawful and applicable Federal, state, local and foreign statutes, laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Water Pollution Control Act, the Clean Air Act and the Hazardous Materials Transportation Act), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Equity Issuance” means any issuance by any Consolidated Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock (other than employee stock options currently in place).  The term “Equity Issuance” shall not include any Asset Disposition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time.  References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

“ERISA Event” means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

“Eurodollar Loan” means any Loan that bears interest at a rate based upon the Eurodollar Rate.

“Eurodollar Rate” means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

“Eurodollar Reserve Requirement” means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D).  Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans.  The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

“Event of Default” shall have the meaning assigned to such term in Section 9.1.

“Excluded Assets” means, as of any date, with respect to each of the General SPE, S&C, JV1 and its Wholly Owned Subsidiaries and HCI and its Wholly Owned Subsidiaries, (a) all assets of such Person which are either a lease by a Person, as lessor of a parcel of Real Property, or a promissory note held by such Person which is secured by a mortgage instrument, in either case where (i) any required rental payment, principal or interest payment, or other payment due under such lease or promissory note, as the case may be, is more than sixty (60) days past due, except, with respect to payments due under a lease, to the extent (A) the aggregate amount of such past due payments with respect to such lease is less than $2500 and (B) the aggregate amount of such past due payments does not exceed $30,000; (ii) the Tenant under such lease or the maker of such promissory note, as the case may be, is the subject of a Bankruptcy Event (except to the extent that (A) such Person has been subject to a proceeding under Chapter 11 of the Federal Bankruptcy Code, (B) the applicable bankruptcy court has approved and confirmed such Person’s plan for reorganization, (C) all statutory appeal periods with respect to such proposed plan have been exhausted or expired without objection, (D) the approved plan requires such Person to continue to perform its obligations with respect to the applicable lease/franchise agreement and (E) such Person is performing its obligations under such approved plan and under the applicable lease/franchise agreement); (iii) condemnation proceedings have been instituted or condemnation has occurred with respect to a material portion of the applicable parcel of Real Property; or (iv) the subject Real Property has been vacant for more than sixty (60) days and such vacancy is not the result of an on-schedule moving-in process or scheduled renovations, and (b) all Real Property assets of the General SPE, S&C, JV1 and its Wholly Owned Subsidiaries and HCI and its Wholly Owned Subsidiaries which are, as of such date, not subject to a lease agreement under which a Consolidated Party is the lessor or are otherwise vacant (except as noted above in subclause (a)).

“Executive Officer” of any Person means any of the chief executive officer, chief operating officer, president, vice president, chief financial officer or treasurer of such Person.

“Extended Maturity Date” shall have the meaning given to such term in Section 2.1(c)(ii) hereof.

“Extension Fee” shall have the meaning given to such term in Section 2.1(c)(iii) hereof.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

“Fee Letter” means that certain Fee Letter entered into by and among Borrower, BOA and BAS and dated as of or prior to the date hereof.

“Fees” means all fees payable pursuant to Section 3.5.

“FFO” means, for a given period, (a) Consolidated Net Income (before Unconsolidated Affiliate Interests and before extraordinary and non recurring items) for such period minus (or plus) (b) gains (or losses) from debt restructuring and sales of property during such period, plus (c) depreciation and amortization of real and personal property assets for such period, and after adjustments for unconsolidated partnerships and joint ventures, plus (d) impairment charges reported by such Persons for such period.  In determining whether an amount distributed in a given fiscal quarter is applicable to the FFO of such fiscal quarter or a prior fiscal quarter, the Borrower shall, in all cases, assume that amounts distributed are distributed with respect to FFO earned in the most recent fiscal quarter for which there exists undistributed FFO.

“FFO Distribution Allowance” means, for each fiscal quarter of the Consolidated Parties, an amount equal to 95% of FFO for such quarter, plus, to the extent not otherwise distributed prior to commencement of the quarter for which such calculation is being performed, 95% of FFO for the immediately preceding three fiscal quarters.  In determining whether an amount distributed in a given fiscal quarter is applicable to the FFO of such fiscal quarter or a prior fiscal quarter, the Borrower shall, in all cases, assume that amounts distributed are distributed with respect to FFO earned in the most recent fiscal quarter for which there exists undistributed FFO.

“Financial Covenants” means a collective reference to the covenants contained in Sections 7.11, 8.1(c) and (h), 8.2(b) and (c), 8.5(a) and (b), 8.6(d), (e), (h), (i), (j), (k), (l) and (m) and 8.16 hereof.

“Fixed Charge Coverage Ratio” means, as of the end of any fiscal quarter of the Consolidated Parties, for the four fiscal quarter period most recently ending on or prior to such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated Total EBITDA for such period to (b) Consolidated Fixed Charges for such period.

“Foreign Lender” shall have the meaning given to such term in Section 3.11(d) hereof.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

“Fully Satisfied” means, with respect to the Credit Party Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Credit Party Obligations shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Credit Party Obligations shall have been paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully cash collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Issuing Lender and (d) the Commitments shall have been expired or terminated in full.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Indebtedness” means, with respect to any Person, without duplication, (i) all Indebtedness of such Person other than Indebtedness of the types referred to in clauses (e), (f), (g), (i), (n) and (p) of the definition of “Indebtedness” set forth in this Section 1.1, (ii) all Funded Indebtedness of others of the type referred to in clause (i) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (or, if less, the aggregate net book value of all Property securing such Funded Indebtedness of others), (iii) all Guaranty Obligations of such Person with respect to Funded Indebtedness of the type referred to in clause (i) above of another Person and (iv) Funded Indebtedness of the type referred to in clause (i) above of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Funded Indebtedness is recourse to such Person.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis except as specifically set forth in the definitions contained herein and subject to the terms of Section 1.3.

“General Partner” shall have the meaning given to such term in the heading hereof.

“General SPE” shall have the meaning given to such term in the heading hereof.

“Governmental Authority” means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Ground Lease Interests” means Real Property assets with respect to which a Consolidated Party is the ground lessee.

“Guarantors” means a collective reference to the USRP REIT, the General Partner and each of the Subsidiary Guarantors, together with each of their successors and permitted assigns, and “Guarantor “ means any one of them.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hawaii Loan Documents” means that certain Loan Agreement to be entered into by and among USRP (Bob), LLC, USRP (Hawaii), LLC and Fuel Supply, Inc. (as the borrowers thereunder) and First Hawaiian Bank (as the lender) and each of the “Loan Documents” as defined therein; provided, that such documents shall substantially similar to those delivered to the Agent prior to the Closing Date and be otherwise in form and substance acceptable to the Agent in its discretion.

“HCI” has the meaning given to such term in the Preamble of this Credit Agreement.

“Hedging Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement  (including, without limitation, any BOA Derivative Instruments), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case (with respect to both clause (a) and (b) of this definition, entered into between any Consolidated Party and any Lender.

“ICA Joinder Agreement” shall have the meaning given to such term in the Intercreditor Agreement.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the implied principal component of all obligations of such Person under Capital Leases, including all Capitalized Lease Obligations of such Person, (i) all obligations of such Person under hedging agreements and other similar arrangements, (j) the maximum amount of all performance and standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset

Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time or which are otherwise classified as liabilities or indebtedness under GAAP, (l) the principal portion of all obligations of such Person under Synthetic Leases, (m) all obligations of such Person to repurchase any securities issued by such Person at any time prior to the Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person, (o) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP) and (p) all Contingent Obligations of such Person.  For purposes of clarification, the ordinary and customary rent obligations of a Person pursuant to the terms of a real property lease which is not entered into as a capital or financing lease shall not be included in the calculation of “Indebtedness” hereunder.

“Indemnified Party” shall have the meaning assigned to such term in Section 11.5(b).

“Initial Maturity Date” shall have the meaning given to such term in Section 2.1(c)(i) hereof.

“Interbank Offered Rate” means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term “LIBOR” shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (‘rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of  the date hereof and entered into by and among the Collateral Agent, the Agent and the “Agent” under the Term Loan Agreement with respect to the priority of payments made by Borrower hereunder and under the Term Loan Agreement and the allocation of proceeds derived from the collateral under the Security Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Interest Payment Date” means (a) as to Base Rate Loans, (i) the 20th day of each calendar month, (ii) the date of repayment of principal of such Loan and (iii) the Maturity Date, and (b) as to Eurodollar Loans, (i) the last day of each applicable Interest Period, (ii) the date of repayment of principal of such Loan, (iii) the Maturity Date, and (iv) where the applicable Interest Period for a Eurodollar Loan is greater than one month, the dates occurring each calendar month following the first day of the Interest Period.

“Interest Period” means, as to Eurodollar Loans, a period of one, two, three, six or twelve months duration (to the extent available from each of the Lenders), as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

“Investment” in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than equipment, inventory and supplies in the ordinary course of business and other than any acquisition of assets constituting a Consolidated Capital Expenditure), Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment inventory and supplies in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any Asset Disposition to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person.  Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount actually contributed or paid to purchase such Capital Stock as of the date of such contribution or payment.  Investments which are loans, advances, extensions of credit or Guaranty Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guaranty Obligation.

“I/O Strip” means an interest in a pool of promissory notes, mortgage loans, or other similar financial assets, issued in connection with a Securitization Asset Sale or otherwise, which entitles the holder to receive a portion of the interest paid on, but not principal repaid in respect of, such financial assets.

“Issuing Lender” shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

“Issuing Lender Fees” shall have the meaning given to such term in Section 3.5(c) hereof.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit 7.12 hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 7.12.

“JV1” shall have the meaning given to such term in the introductory paragraph hereof.

“JV1 Pledge Agreement” means that certain Pledge and Security Agreement entered into by JV1 as of the date hereof in favor of the Collateral Agent and for the benefit of the Lender Parties.

“Lender” means any of the Persons identified as a “Lender” on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

“Lender Party” shall mean any of the Agent, Collateral Agent or any Lender from time to time a party hereto; and “Lender Parties” means a collective reference to each.

“Letter of Credit” means any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2.

“Letter of Credit Fee” shall have the meaning assigned to such term in Section 3.5.

“Leverage Ratio” means, as of the end of any fiscal quarter of the Consolidated Parties, the ratio of (a) Total Liabilities to (b) Total Tangible Assets.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof); provided, that the term “Lien” shall not refer to or include Negative Pledges.

“Loan” or “Loans” means the Revolving Loans (or a portion of any Revolving Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan), individually or collectively, as appropriate.

“LOC Commitment” means the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

“LOC Committed Amount” shall have the meaning assigned to such term in Section 2.2.

“LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

“LOC Obligations” means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

“Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Consolidated Parties taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Agent and the Lenders under the Credit Documents; provided, that, for purposes of Section 6.16 hereof only, “Material Adverse Effect” means any one of (i) through (iii) above or (iv) a material adverse effect on the value of, conditions on, operations on, business conducted on or prospects of any parcel of Real Property or the rights and remedies of the Agent and the Lenders with respect thereto.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” shall have the meaning given to such term in Section 2.1(c)(iv) hereof.

“Minority Interests” means, at any time, interests in any assets or entities (and, as applicable, the cost thereof, Cash and Cash Equivalents held in connection therewith, the income, revenues, interest expense, taxes, depreciation and amortization attributable thereto) owned by entities that are not Consolidated Parties.

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

“Multiemployer Plan” means a Plan which is a “multiemployer plan” as defined in Sections 3(37) or 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a Plan (other than a Multiemployer Plan) which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

“Negative Pledge” means a provision of any agreement (other than this Credit Agreement or any other Credit Document) that prohibits the creation of any Lien on any assets of a Person, whether presently owned or hereafter acquired; provided, however, that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a “Negative Pledge” for purposes of this Credit Agreement.

“Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by any Consolidated Party in respect of any Asset Disposition or Equity Issuance (as applicable), net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) (b) taxes paid or payable as a result thereof and (c) in the case of any Asset Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Agent) on the related Property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Consolidated Party in any such Asset Disposition or Equity Issuance.

“Note” or “Notes” means the Revolving Notes, individually or collectively, as appropriate.

“Notice of Borrowing” means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i), Section 2.3(b) or Section 2.4(b).

“Notice of Continuation” means a notice in the form of Exhibit 3.2 to be delivered to the Agent pursuant to Section 3.2(a) evidencing the Borrower’s request for the Continuation of a Eurodollar Loan.

“Notice of Conversion” means a notice in the form of Exhibit 3.2 to be delivered to the Agent pursuant to Section 3.2(b) evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

“Other Taxes” shall have the meaning assigned to such term in Section 3.11(b).

“Participant” has the meaning assigned to such term in clause (d) of Section 11.3.

“Participation Interest” means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Loans as provided in Section 3.14.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

“Permitted Investments” means, at any time, Investments by the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.6.

“Permitted Liens” means, at any time, Liens in respect of Property of the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.2.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” within the meaning of Section 3(5) of ERISA.

“Preferred Stock” means, with respect to any Person, shares of Capital Stock in such Person which are entitled to preference or priority over any other Capital Stock in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate” means the per annum rate of interest established from time to time by BOA as its prime rate, which rate may not be the lowest rate of interest charged by BOA to its customers.

“Principal Borrower” shall have the meaning given to such term in the introductory paragraph hereof.

“Pro Forma Basis” means, for purposes of calculating (utilizing the principles set forth in the second paragraph of Section 1.3) compliance with each of the Financial Covenants in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the applicable period for which a given calculation is being performed.  As used herein, “transaction” shall mean (i) any incurrence or assumption of Indebtedness as referred to in Section 8.1(h)(i), or (ii) any Asset Disposition as referred to in Section 8.5(a).  In connection with any calculation of the Financial Covenants, upon giving effect to a transaction on a Pro Forma Basis:

(A)                              for purposes of any such calculation in respect of any incurrence or assumption of Indebtedness as referred to in Section 8.1(h)(i), any Indebtedness which is retired in connection with such incurrence or assumption shall be excluded and deemed to have been retired as of the first day of the applicable period; and

(B)                                for purposes of any such calculation in respect of any Asset Disposition as referred to in Section 8.5(a), (1) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of shall be excluded and (2) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period.

“Pro Forma Compliance Certificate” means a certificate of an Executive Officer of the Borrower delivered to the Agent in connection with (i) any incurrence, assumption or retirement of Indebtedness as referred to in Section 8.1(h)(i), or (ii) any Asset Disposition as referred to in Section 8.5(a), as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of those items required for determining compliance with Section 7.11 as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Agent shall have received the Required Financial Information.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Qualified REIT Subsidiary” shall have the meaning given to such term in the Code.

“Real Properties” means, at any time, a collective reference to each of the facilities and real properties owned, leased or operated by the Consolidated Parties or in which any Consolidated Party has an interest at such time; and “Real Property” means any one of such Real Properties.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Register” shall have the meaning assigned to such term in Section 11.3(c).

“Regulation D, T, U, or X” means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.

“Replaced Credit Agreement” means that certain Credit Agreement dated as of May 31, 2002 among the Borrower, the Guarantors, the Agent, the lenders identified therein and BAS, as the same has been amended, restated, supplemented or otherwise modified prior to the date hereof.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

“Required Financial Information” means, with respect to any given date, (i) the financial statements of the Consolidated Parties required to be delivered pursuant to Section 7.1(a) or (b) for the fiscal period or quarter ending most recently with respect to such date, and (ii) the certificate of an Executive Officer of the Borrower required by Section 7.1(c) to be delivered with the financial statements described in clause (i) above.

“Required Lenders” means, at any time, (a) the Agent, (b) the “Agent” under the Term Loan Agreement and (c) Lenders (other than Defaulting Lenders) and Term Loan Lenders holding in the aggregate at least 66 2/3% of the Revolver/Term Outstanding Amount (excluding amounts held by Defaulting Lenders).

“Required Revolver Lenders” means, at any time, (a) the Agent and (b) Lenders (other than Defaulting Lenders) holding in the aggregate at least 66 2/3% of (i) the Revolving Commitments (and Participation Interests therein), or (ii) if the Revolving Commitments have been terminated, the outstanding Loans, LOC Obligations and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit).

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

“Reserve Limit” shall have the meaning given to such term in Section 2.3(a).

“Restricted Payment” means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any Consolidated Party), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person and dividends or distributions payable (directly or indirectly through Subsidiaries) to any Credit Party other than the General Partner), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, and (iv) any loan or advance to the General Partner.

“Revolver/Term Outstanding Amount” means an amount equal to the sum of (a) (i) the Revolving Commitments (and Participation Interests therein), or (ii) if the Revolving Commitments have been terminated, the outstanding Loans, LOC Obligations and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit), in each case, if any, plus (b) the “Outstanding Amount” as such term is defined in the Term Loan Agreement, if any.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount as set forth on Schedule 1.1(a) attached hereto, as such schedule may be modified in connection with any assignment made in accordance with Section 11.3, as a result of the application of Section 3.20 hereof or as a result of the application of Section 3.4 hereof.

“Revolving Commitment Percentage” means, for any Lender, the percentage represented by such Lender’s Revolving Commitment as a portion of the total Revolving Committed Amount, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3 or otherwise in connection with the terms and conditions set forth herein.

“Revolving Committed Amount” means $50,000,000.00, as such amount may be adjusted pursuant to and in accordance with the terms of this Credit Agreement (including, without limitation, pursuant to Sections 3.4 hereof).

“Revolving Loans” shall have the meaning assigned to such term in Section 2.1(a).

“Revolving Note” or “Revolving Notes” means the promissory notes of the Borrower in favor of each Lender provided pursuant to Section 2.1(e) and evidencing the Revolving Loans of such Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“S&C” has the meaning given to such term in the Preamble of this Credit Agreement.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

“Sale and Leaseback Transaction” means any arrangement pursuant to which any Person, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Person has sold or transferred (or is to sell or transfer) to a Person which is not a consolidated affiliate of such Person or (b) which such Person intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Person to another Person which is not a consolidated affiliate of such Person in connection with such lease.

“Secured Indebtedness” means, with respect to any Person, any Indebtedness (other than Indebtedness incurred hereunder or under the Term Loan Documents) that is secured in any manner by any Lien.  Indebtedness in respect of Capitalized Lease Obligations shall not be deemed to be Secured Indebtedness.  For clarification purposes,

(i) any unsecured guaranty given by any Credit Party of secured indebtedness of a Person who is not a Credit Party constitutes Unsecured Indebtedness of such Credit Party giving the guaranty,

(ii) any unsecured guaranty given by any Credit Party of the secured indebtedness of another Credit Party constitutes the Secured Indebtedness of the Credit Party directly incurring the secured indebtedness and shall not be calculated as part of the Indebtedness (either Secured or Unsecured) of such Credit Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the Indebtedness of the Credit Party directly incurring the underlying secured indebtedness, in which case it shall constitute the Unsecured Indebtedness of the Credit Party giving the guaranty),

(iii) any unsecured guaranty given by any Credit Party of the unsecured indebtedness of a Person who is not a Credit Party constitutes the Unsecured Indebtedness of such Credit Party giving the guaranty,

(iv) any unsecured guaranty given by any Credit Party of the unsecured Indebtedness of another Credit Party constitutes the Unsecured Indebtedness of the Credit Party directly incurring such Indebtedness and shall not be calculated as part of the Indebtedness (either Secured or Unsecured) of such Credit Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the Indebtedness of the Credit Party directly incurring the underlying unsecured indebtedness, in which case it shall constitute the Unsecured Indebtedness of the Credit Party giving the guaranty),

(v) any secured guaranty given by any Credit Party of secured indebtedness of a Person who is not a Credit Party constitutes Secured Indebtedness of such Credit Party giving the guaranty,

(vi) any secured guaranty given by any Credit Party of the secured indebtedness of another Credit Party constitutes the Secured Indebtedness of the Credit Party directly incurring the secured indebtedness and shall not be calculated as part of the Indebtedness (either Secured or Unsecured) of such Credit Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the Indebtedness of the Credit Party directly incurring the underlying secured indebtedness, in which case it shall constitute the Secured Indebtedness of the Credit Party giving the guaranty),

(vii) any secured guaranty given by any Credit Party of the unsecured indebtedness of a Person who is not a Credit Party constitutes the Secured Indebtedness of such Credit Party giving the guaranty, and

(viii) any secured guaranty given by any Credit Party of the unsecured Indebtedness of another Credit Party constitutes the Secured Indebtedness of such Credit Party giving the guaranty and shall not be calculated as part of the Indebtedness (either Secured or Unsecured) of the Credit Party directly incurring such Indebtedness (except to the extent that the relevant calculation does not otherwise account for the Indebtedness of such Credit Party giving the guaranty, in which case it shall constitute the Unsecured Indebtedness of the Credit Party directly incurring the underlying unsecured indebtedness).

“Secured Parties” shall have the meaning given to such term in the Intercreditor Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and all regulations issued pursuant thereto.

“Securitization Asset Sale” means a transaction consisting of one or more limited recourse or nonrecourse transfers by the Borrower, the General Partner or any of their Subsidiaries, to a Special Purpose Entity, of promissory notes, mortgage loans, net leased real property interests, investment securities representing an interest in or secured by debt or equity tranches of investment securities, chattel paper, leases or other similar financial assets originated by the General Partner, the Borrower or any other Subsidiary thereof, together with any related title or other insurance policies, hedge agreements and other assets directly related to such financial assets, which transfers may properly be, and is, accounted for on the consolidated balance sheet of the General Partner as a sale in conformity with Financial Accounting Standards Board Statement of Financial Accounting Standard No. 125 followed by either (x) limited recourse or nonrecourse sales of such financial assets (or interests therein) by such Special Purpose Entity to one or more Persons the accounts of which would not be required to be consolidated with those of the General Partner in their consolidated financial statements in accordance with GAAP (provided that subordinated interests in such financial assets and I/O Strips may be issued or sold to any Person) or (y) the incurrence by such Special Purpose Entity of Indebtedness secured by a Lien encumbering only the assets of such Special Purpose Entity; provided that all of the Indebtedness, liabilities and other obligations of such Special Purpose Entity incurred in connection with such transactions are nonrecourse for the payment or performance thereof to the General Partner, the Borrower or any other Subsidiary (excluding such Special Purpose Entity) other than the following: (a) reasonable and customary obligations of the General Partner, the Borrower or any other Subsidiary with respect to (i) the servicing of any assets which are the subject of such transaction, (ii) administrative and ministerial matters relating to such Special Purpose Entity, (iii) maintenance of the corporate separateness of such Special Purpose Entity from that of the General Partner and its other Subsidiaries, and (iv) the guaranty of payment of fees of any Person acting as a trustee in connection with such transaction and indemnification obligations owing to any such Person; (b) reasonable and customary repurchase obligations and other liabilities resulting from the breach of representations, warranties and covenants that are not related to creditworthiness of the obligors on the financial assets the subject of such transactions and (c) limited recourse provisions giving rise to Indebtedness solely to the extent permitted under Section 8.1.  For purposes of this definition, whether an obligation or liability is “reasonable and customary” shall be determined with reference to terms of similar transactions prevailing as of the date hereof.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and all regulations issued pursuant thereto.

“Security Documents” means a collective reference to , the USRP Pledge Agreement, the USRP Holding Pledge Agreement, the JV1 Pledge Agreement, any UCC financing statements securing payment under any of such documents, and any other documents securing the obligations of the Credit Parties under this Credit Agreement or any other Credit Document (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time).

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Purpose Entity” means any Person (a) which has a legal structure and capitalization intended to make such entity a “bankruptcy remote” entity and which legal structure and capitalization have been approved in writing by the Agent; (b) which has been organized for the sole purpose of effecting a structured financing; (c) which has no assets other than (i) the financial assets directly acquired in connection with, and which are the subject of, such structured financing, and any related title or other insurance policies, hedge agreements and other assets directly related to such financial assets, (ii) cash and other assets contributed or distributed to such Person, or otherwise acquired by it, in connection with such structured financing, and which assets are retained by such Person either pursuant to the requirements of such structured financing or to permit it to fulfill its obligations under the terms of such structured financing, (iii) assets which such Person is to (and does in fact) dispose of promptly, and in any event within two Business Days, following such Person’s acquisition of such assets, and (iv) in the case of a Securitization Asset Sale, subordinated interests acquired in connection with such Securitization Asset Sale; (d) which has no Indebtedness, liabilities or other obligations other than (i) those directly incurred in connection with such structured financing, (ii) any liabilities resulting from representations and warranties made by such Person with respect to any such financial assets or other assets being transferred by it to another Person so long as such representations and warranties (A) are customary or (B) are substantially similar to those made to such Person when such assets were initially transferred to it and (iii) trade payables incurred in the ordinary course of trade or business in an aggregate amount not to exceed $100,000; and (e) which none of the General Partner, the Borrower or any other Subsidiaries thereof have any direct obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results except as otherwise permitted in connection with such structured financing.

“Subordinated Interest” means a subordinate interest (whether characterized as debt or equity, and including without limitation, general and limited partnership interests, participation certificates and trust certificates) in a pool of promissory notes, mortgage loans, chattel paper, leases or other similar financial assets, issued in connection with a Securitization Asset Sale or otherwise.

“Subsidiary” means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock.

“Subsidiary Guarantor” means each of the Persons identified as a “Subsidiary Guarantor” on the signature pages hereto and each Person which may hereafter execute a Joinder Agreement pursuant to Section 7.12, together with their successors and permitted assigns, and “Subsidiary Guarantor” means any one of them.

“Successful Syndication” means a syndication of the Credit Facility by BAS which results in (a) BOA having a Revolving Commitment hereunder equal to or less than $30,000,000; and (b) total Revolving Commitments equal to or in excess of $50,000,000.

“Syndication Letter” means that certain mandate letter dated as of September 23, 2003 by and among Borrower, Guarantor, Agent and BAS.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

“Tangible Net Worth” means, as of any given calculation date, (a) Total Tangible Assets, less (b) the sum of (i) Total Liabilities less (ii) the aggregate of the amounts added to Total Liabilities pursuant to clauses (b) and (d) of the definition thereof and in connection with proviso items (i) and (ii)(A) and (C) contained in such definition.

“Taxes” shall have the meaning assigned to such term in Section 3.11(a).

“Tenant” means any Person (or their respective Affiliates) who is a lessee with respect to any lease held by the Borrower as lessor or as an assignee of the lessor thereunder.

“Term Loan Agreement” means that certain $35 million Term Loan Credit Agreement dated as of the date hereof among the Borrower, Guarantors, BOA, as administrative agent and BAS and such other lenders as may be party thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time following the date hereof.

“Term Loan Lenders” means the “Lenders” as such term is defined in the Term Loan Agreement; provided, that, for purposes of this Agreement, such term shall not include “Defaulting Lenders” under the Term Loan Agreement.

“Term Loan Documents” means the “Credit Documents” as such term is defined in the Term Loan Agreement.

“Term Loan Obligations” means, at any time, an amount equal to the amount of the “Credit Party Obligations,” as defined in the Term Loan Agreement.

“Term Securitization” means a Securitization Asset Sale (a) involving only a single transfer (or series of related and substantially contemporaneous transfers) to a Special Purpose Entity of financial assets, and any related title or other insurance policies, hedge agreements and other assets directly related to such financial assets, by the General Partner, the Borrower or any other Subsidiary thereof other than any transfer of such assets (i) being substituted for any asset previously transferred pursuant to customary and reasonable repurchase and substitution obligations resulting from the breach of representations, warranties and covenants that are not related to the creditworthiness of the obligor on the financial assets or (ii) being substituted for cash collateral or a cash deposit (including in connection with reasonable and customary “pre-funding” arrangements), and (b) under which the Persons acquiring such financial assets (or interests therein) from the applicable Special Purpose Entity or making advances to such Special Purpose Entity secured directly or indirectly by such financial assets, are neither required nor permitted to acquire additional financial assets (or interests therein) from, or otherwise make additional advances to, such Special Purpose Entity, except as otherwise permitted under the immediately preceding clause (a).

“Total Liabilities” means the sum of (a) total liabilities of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP, plus (b) an amount equal to the aggregate total liabilities, as determined in accordance with GAAP, of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest of each such entity plus (c) without duplication, the Indebtedness of the Consolidated Parties on a consolidated basis plus (d) without duplication, the aggregate of Indebtedness (including, without limitation, all Contingent Obligations) of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest of each such entity; provided, that (i) in each case, all of the above amounts not otherwise adjusted to account for Minority Interests shall be adjusted to deduct therefrom the pro rata share of such amounts allocable to the Minority Interests (except to the extent any Credit Party would be legally liable for the full amount of such liabilities) and (ii) notwithstanding anything contained herein to the contrary, “Total Liabilities” shall include, without duplication (A) all obligations of any Consolidated Party to purchase, redeem, retire, defease or otherwise make any payment in respect of any Preferred Stock of any entity in which it owns any Capital Stock, valued, in the case of redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (B) the maximum amount that could be owed by any Consolidated Party with respect to all of such Consolidated Party’s other Preferred Stock and (C) the amount equal to (1) the maximum amount that could be owed by any Unconsolidated Affiliate with respect to such Unconsolidated Affiliate’s Preferred Stock, multiplied by (2) the respective Unconsolidated Affiliate Interest of each such entity.

“Total Rent” means, with respect to rental income used in calculating Borrowing Base Asset Value, gross rental income from all Borrowing Base Assets over the applicable period.

“Total Tangible Assets” means the sum of (a) Asset Values of each of the Real Properties, plus (b) the book value of all other assets and interests therein held by the Consolidated Parties (provided, that, the amounts calculated pursuant to clauses (a) and (b) above (i) shall include, without duplication, each Consolidated Parties’ interests in the assets of any Unconsolidated Affiliate and (ii) shall not include any interests in assets which are attributable to any Minority Interests), less (c) the value of all intangible assets, if any, included in (a) and (b) above.

“Type” with respect to any Loan, refers to whether such Loan is a Eurodollar Loan or Base Rate Loan.

“Unsecured Indebtedness” means, with respect to any Person and for any given calculation date, all Indebtedness of such Person that is not Secured Indebtedness, including all Indebtedness in respect of Capitalized Lease Obligations (subject to the provisions and allocation rules set forth in the definition of “Secured Indebtedness” set forth herein). For purposes of calculating the Financial Covenants, the Credit Party Obligations and the Term Loan Obligations shall be deemed Unsecured Indebtedness.

“Unused Revolving Committed Amount” means, for any period, the daily average of the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the sum of (i) the outstanding aggregate principal amount of all Revolving Loans plus (ii) the outstanding aggregate principal amount of all LOC Obligations plus (iii) the Aggregate Derivative Reserve Amount.

“USRP Holding” has the meaning given to such term in the Preamble of this Credit Agreement.

“USRP Holding Pledge Agreement” means that certain Pledge and Security Agreement entered into by USRP Holding as of November 4, 2003 in favor of the Collateral Agent and for the benefit of the Lender Parties.

“USRP Operating” has the meaning given to such term in the Preamble of this Credit Agreement.

“USRP Pledge Agreement” means that certain Pledge and Security Agreement entered into by USRP Operating as of the date hereof in favor of the Collateral Agent and for the benefit of the Lender Parties.

“USRP REIT” means U.S.  Restaurant Properties, Inc..

“Value” means, with respect to any Consolidated Party’s interest in any Real Property, the book value of such interest in Real Property plus accumulated depreciation with respect thereto (provided, for purposes of clarification, that the “Value” of any interest in Real Property shall not include any amount of the book value of such Real Property interest attributable to Minority Interests).

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly Owned Subsidiary” means any Person 100% of whose Voting Stock is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Voting Stock is at the time owned, directly or indirectly, by the Borrower.

1.2          Computation of Time Periods.

For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

1.3          Accounting Terms.

Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis; provided, however, that calculations of the implied principal component of all obligations under any Synthetic Lease or the implied interest component of any rent paid under any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.  All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as at September 30, 2003), but, in any event, after elimination for Unconsolidated Affiliate Interests; provided, however, if (a) the Credit Parties shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made.

Notwithstanding the above or anything contained herein to the contrary, the provisions set forth in FAS 133 shall not be used in accounting for derivatives instruments and hedging activities in the definitions contained herein.

1.4          References to Agreements and Laws.

Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents and the Term Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any law, rule, regulation, mandate, standard or requirement  shall include all provisions consolidating, amending, replacing, supplementing or interpreting such law, rule, regulation, mandate, standard or requirement.

1.5          Times of Day.

Unless otherwise specified, all references herein to times of day shall be deemed to be references to Charlotte, North Carolina time.

ARTICLE II

CREDIT FACILITIES

2.1          Revolving Loans.

(a)           Revolving Commitment.  Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender’s Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars (“Revolving Loans”) from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, however, (i) with regard to each Lender individually, such Lender’s outstanding Revolving Loans shall not exceed such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount, (ii) the sum of (A) the aggregate outstanding principal amount of Revolving Loans plus (B) the LOC Obligations plus (C) the Aggregate Derivative Reserve Amount shall not exceed the Revolving Committed Amount, and (iii) the sum of (A) the aggregate outstanding principal amount of Revolving Loans plus (B) the LOC Obligations plus (C) the Aggregate Derivative Exposure Amount, plus (D) the then-outstanding Term Loan Obligations shall not exceed the Borrowing Base.  Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request (subject to the terms and conditions set forth herein); provided, however, that no more than ten (10) Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period).  The Revolving Loans made hereunder may be repaid and reborrowed in accordance with the provisions hereof.

(b)           Revolving Loan Borrowings.

(i)            Notice of Borrowing.  The Borrower shall request a Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing in the form of a Notice of Borrowing) to the Agent not later than 11:00 A.M.  (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans.  Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor, and (E) that all conditions to such borrowing contained herein (including those set forth in Section 5.2 hereof) have been fully satisfied.  If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder.  The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender’s share of any borrowing to be made pursuant thereto

(ii)           Minimum Amounts.  Each Eurodollar Loan or Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $500,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

(iii)          Advances.  Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Agent may specify in writing, by 1:00 P.M.  (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent.  Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

(c)           Repayment. The principal amount of all Revolving Loans and all other amounts owed by the Borrower or any Credit Party hereunder or under any Credit Document shall be due and payable as follows:

(i)            The principal amount of all Revolving Loans shall, subject to subclauses (ii) and (iii) below, be due and payable in full October 31, 2005 (the “Initial Maturity Date”) unless accelerated sooner pursuant to the terms and conditions set forth herein.

(ii)           The maturity date of the Revolving Loans may be extended to October 31, 2006 (the “Extended Maturity Date”) if a Successful Syndication is achieved on or prior to December 31, 2003.

(iii)          The maturity date of the Revolving Loans may, in the absence of an extension pursuant to subclause (ii) above, be extended to the Extended Maturity Date if the following conditions are satisfied by the date specified:

(A)          Borrower has requested the extension by written notice to Bank not more than sixty (60) days, and not less than thirty (30) days, prior to the Initial Maturity Date;

(B)           the Borrower has, on or before the Initial Maturity Date, paid to the Agent (for the benefit of the Lenders) an extension fee (the “Extension Fee”) in an amount equal to one half of one percent (0.50%) of the sum of the Revolving Commitments which will be in effect immediately following the Initial Maturity Date;

(C)           all of the conditions precedent set forth in Sections 5.1 and 5.2 hereof have been complied with or otherwise satisfied as of the Initial Maturity Date and the Credit Parties remain in compliance with such provisions and such conditions remain satisfied as of the Initial Maturity Date;

(D)          current financial statements regarding each Borrower and each Guarantor and all other financial statements and other information as may be required hereunder regarding Borrower and each Guarantor shall have been submitted promptly to the Agent concurrently with Borrower’s request for the extension, and there shall not have occurred, in the opinion of Agent, any material adverse change in the business or financial condition of Borrowers or any Guarantor or in any other state of facts submitted to the Agent in connection with the Credit Documents, from that which existed on the Closing Date;

(E)           the Agent and each Lender have delivered to the Borrower their respective written approvals of the extension referenced in this Section 2.1(c)(iii); provided, that each such approval shall be conditioned only upon such Agent’s and Lenders’ reasonable determination that the Credit Parties have satisfied each of the conditions to extension set forth in this Section 2.1(c)(iii);

(F)           whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by the Agent and the Lenders in connection with the proposed extension (pre- and post-closing), including, without limitation, appraisal fees and legal fees; all such costs and expenses incurred up to the Initial Maturity Date shall be due and payable prior to Agent’s and Lenders’ execution of their approval of the extension referenced in Section 2.1(c)(iii)(E) or, if the proposed extension does not become effective, then upon demand by the Agent), and any future failure to pay such amounts shall constitute an Event of Default under the Credit Documents; and

(G)           at the time of the request, and at the time of the extension, there shall not exist any Default or Event of Default under any Credit Document.

(iv)          As used herein, the term “Maturity Date” means the latest to occur of (A) the Initial Maturity Date and (B) to the extent either (1) a Successful Syndication is completed prior to the date required in subclause (ii) above or (2) all conditions precedent to the extension of the Revolving Loans as set forth in subclause (iii) above have been satisfied, the Extended Maturity Date.  For purposes of clarification, notwithstanding the possibility that the conditions precedent set forth in Sections 2.1(c)(ii) or (iii) may be satisfied as of a later date, the “Maturity Date” on any date prior to such satisfaction shall be deemed to be the Initial Maturity Date.

(d)           Interest.  Subject to the provisions of Section 3.1,

(i)            Base Rate Loans.  During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

(ii)           Eurodollar Loans.  During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

(e)           Revolving Notes.  The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).

2.2          Letter of Credit Subfacility.

(a)           Issuance.  Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender severally agrees to participate in the issuance by the Issuing Lender of, standby and trade Letters of Credit in Dollars from time to time from the Closing Date until the date thirty (30) days prior to the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000) (the “LOC Committed Amount”), (ii) the sum of (A) the aggregate outstanding principal amount of Revolving Loans plus (B) the LOC Obligations plus (C) the Aggregate Derivative Reserve Amount, shall not exceed the Revolving Committed Amount and (iii) the sum of (A) the aggregate outstanding principal amount of Revolving Loans plus (B) the

LOC Obligations plus (C) the Aggregate Derivative Exposure Amount, plus (D) the then-outstanding Term Loan Obligations shall not exceed the Borrowing Base.  No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance (provided that any such Letter of Credit may contain customary “evergreen” provisions pursuant to which the expiry date is automatically extended by a specific time period unless the Issuing Lender gives notice to the beneficiary of such Letter of Credit at least a specified time period prior to the expiry date then in effect) or (y) as originally issued or as extended, have an expiry date extending beyond the date thirty (30) days prior to the Maturity Date.  Each Letter of Credit shall comply with the related LOC Documents.  The issuance dates of each Letter of Credit shall be a Business Day.

(b)           Notice and Reports.  The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance.  The Agent will, at least quarterly, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

(c)           Participation.  Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender through the Agent and discharge when due, its pro rata share of the obligations arising under such Letter of Credit.  Without limiting the scope and nature of each Lender’s Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Agent of an unreimbursed drawing pursuant to the provisions of subsection (d) below.  The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event.  Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

(d)           Reimbursement.  In the event of any drawing under any Letter of Credit, the Issuing Lender will notify the Borrower and the Agent by the close of the following Business Day.  Unless the Borrower shall immediately notify the Agent that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations.  The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds.  If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the Borrower promises to pay the Issuing Lender interest on the unreimbursed amount of such drawing on demand at a per annum rate equal to the Adjusted Base Rate plus five percent (5.0%).  The Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.  The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender’s pro rata share of such unreimbursed drawing.  Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M.  (Charlotte, North Carolina time), and otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received.  If such Lender does not pay such amount to the Issuing Lender in full upon such request, such

Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate.  Each Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.  Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

(e)           Repayment with Revolving Loans.  On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations.  Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing.  In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuing Lender by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

(f)            Designation of Consolidated Parties as Account Parties.  Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of any Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit.

(g)           Renewal, Extension.  The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(h)           Uniform Customs and Practices.  The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the “UCP”) or the International Standby Practices 1998 (the “ISP98”), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

(i)            Indemnification; Nature of Issuing Lender’s Duties.

(i)            In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”).

(ii)           As between the Borrower and the Lenders (including the Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof.  No Lender (including the Issuing Lender) shall be responsible:  (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts.  None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.

(iii)          In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party.  It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts.  No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

(iv)          Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above.  The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement.  No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

(v)           Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender (A) arising solely out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender’s failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

(j)            Responsibility of Issuing Lender.  It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

(k)           Conflict with LOC Documents.  In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

2.3          Derivative Exposure Reserve.

(a)           Establishment of Reserve.  To the extent the Borrower (as credit support provider), pursuant to the terms of any BOA Derivative Instrument, is required to provide collateral or other credit support for the General Partner’s or the USRP REIT’s obligations under such BOA Derivative Instrument, the Agent shall, subject to the terms and conditions set forth in this Section 2.3 and the consent of the applicable Derivative Counterparty, reserve an amount of Availability which when combined with all then existing Availability reserves is equal to or less than SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00) (the “Reserve Limit”) in satisfaction of such requirement.  The term “Derivative Exposure Reserve” shall mean, with respect to any given BOA Derivative Instrument, the reserve established pursuant to this Section 2.3 in connection with such BOA Derivative Instrument.  Notwithstanding anything to the contrary contained in this Credit Agreement, Availability reserved pursuant to this Section 2.3 shall be deemed an outstanding principal advance hereunder for purposes of the covenant calculations required hereunder (including, without limitation, the covenant calculations required pursuant to Sections 7.11 and 8.1 hereof).

 (b)          Conditions.  If, at any time on or prior to the Business Day occurring five (5) days prior to the date of the termination of this Credit Agreement, Agent has received notice of the Borrower’s obligation (as credit support provider), pursuant to a given BOA Derivative Instrument, to provide collateral or other credit support for the General Partner’s or the USRP REIT’s obligations thereunder, the Agent shall, within one (1) Business Day of receiving notice thereof, establish a Derivative Exposure Reserve in connection with such BOA Derivative Instrument to the extent that (i) the applicable Derivative Counterparty has consented to the establishment of a Derivative Exposure Reserve with respect to the Borrower’s obligations (as credit support provider) under such BOA Derivative Instrument; (ii) the sum of (A) the aggregate outstanding principal amount of the Revolving Loans, plus (B) the LOC Obligations, plus (C) the then-outstanding Term Loan Obligations, plus (D) the amount of the pending Derivative Exposure Reserve is less than the Revolving Committed Amount; (iii) the sum of (A) the aggregate outstanding principal amount of Revolving Loans plus (B) the LOC Obligations plus (C) the Aggregate Derivative Exposure Amount, plus (D) the then-outstanding Term Loan Obligations plus (E) the amount of the pending Derivative Exposure Reserve is less than the then-applicable Borrowing Base and (iv) to the Agent’s knowledge, no Default or Event of Default exists as of the date on which the applicable notice is received.

(c)           Adjustment of Reserve Amounts.  The amount of any given Derivative Exposure Reserve shall be adjusted (either up or down, as applicable) from time to time by the Agent upon receipt by the Agent of any notice from a Derivative Counterparty that the Borrower’s obligation (as credit support provider) to provide collateral or other credit support for the General Partner’s or the USRP REIT’s obligations under the applicable BOA Derivative Instrument has increased or decreased; provided, that the Agent shall not be required to make such adjustment to the extent (i) any increase in the Borrower’s obligation (as credit support provider) to provide collateral or other credit support for the General Partner’s or the USRP REIT’s obligations under the applicable BOA Derivative Instrument would cause the sum of (A) the aggregate outstanding principal amount of the Revolving Loans, plus (B) the LOC Obligations, plus (C) the Aggregate Derivative Reserve Amount to exceed the Revolving Committed Amount, (ii) such increase would cause the sum of (A) the aggregate outstanding principal amount of the Revolving Loans, plus (B) the LOC Obligations, plus (C) the Aggregate Derivative Reserve Amount, plus (D) the then-outstanding Term Loan Obligations to exceed the Borrowing Base or (iii) such increase would cause the aggregate amount of the Derivative Exposure Reserve to exceed the Reserve Limit.

(d)           Notices.  The Borrower (i) hereby consents to the establishment of Derivative Exposure Reserves with respect to any BOA Derivative Instrument existing as of the date hereof or later existing, (ii) hereby consents to the delivery by each Derivative Counterparty to the Agent of all notices, reports and other information regarding any BOA Derivative Instrument concurrently with or prior to the delivery thereof to the Borrower, and (iii) agrees to direct and hereby directs each Derivative Counterparty to so deliver such notices, reports and other information to the Agent.   The Agent hereby agrees to provide to the Borrower notice, (i) within three (3) Business Days, of the establishment of a given Derivative Exposure Reserve, the underlying BOA Derivative Instrument and the amount of such Derivative Exposure Reserve; (ii) within three (3) Business Days, any adjustment in the amount of a given Derivative Exposure Reserve and (iii) within three (3) Business Days, of the making of any Revolving Loan in satisfaction of the Borrower’s obligations under a given BOA Derivative Instrument in connection with subsection (f) of this Section 2.3.

(e)           Payment from Derivative Exposure Reserve.  In the event any Derivative Counterparty forecloses upon or otherwise redeems its interest in any amount allocated as a Derivative Exposure Reserve and so notifies the Agent and Borrower of such foreclosure/redemption, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the applicable Derivative Exposure Reserve as provided in subsection (f) below.  The Borrower hereby (i) consents to the application of the proceeds resulting from any Revolving Loans made pursuant to subsection (f) of this Section 2.3 to the Borrower’s obligations under the applicable BOA Derivative Instrument, (ii) covenants and agrees, to the extent it receives any of the proceeds resulting from any Revolving Loans made pursuant to subsection (f) of this Section 2.3, to apply such proceeds to its obligations under the applicable BOA Derivative Instrument immediately upon its receipt thereof and (iii) agrees that, notwithstanding anything to the contrary contained herein, failure to adhere to the terms of this Section 2.3 will result in an immediate Event of Default hereunder.

(f)            Repayment with Revolving Loans.  On any day on which the Borrower shall have been deemed, pursuant to subsections (e) or (g) of this Section 2.3, to have requested a Revolving Loan advance in connection with a given Derivative Exposure Reserve, the Agent shall give notice to the Lenders that a Revolving Loan has been deemed requested by the Borrower in connection with such Derivative Exposure Reserve.  Concurrently with such notice, a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the applicable Derivative Counterparty for application to the applicable BOA Derivative Instrument or as cash collateral therefor, as applicable.  Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing.  In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Derivative Counterparty (to the extent expressly permitted by such Derivative Counterparty) such interests in the applicable BOA Derivative Instrument as shall be necessary to cause each such Lender to share in the obligations secured by the applicable Derivative Exposure Reserve ratably (based upon the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)).

(g)           Termination of Derivative Exposure Reserves.  The respective Derivative Exposure Reserves established pursuant to this Section 2.3 shall be terminated upon the earlier of (i) the termination of the underlying BOA Derivative Instrument and subsequent payment by the Borrower of all amounts due thereunder, either through the making of Revolving Loans under subsection (f) hereof or otherwise, (ii) the Business Day occurring immediately preceding the Maturity Date, (iii) the Business Day occurring immediately preceding the date of the termination of this Credit Agreement other than as a result of the occurrence of the Maturity Date.  To the extent the Derivative Exposure Reserves are terminated pursuant to subsections (i), (ii) or (iii) above, the Borrower shall, as of the date of such termination, be deemed to have requested Revolving Loans to be made in accordance with subsection (f) hereof in an amount equal to the Aggregate Derivative Reserve Amount for the purpose of providing cash collateral to secure its obligations under the BOA Derivative Instruments for which Derivative Exposure Reserves exist on such date; provided, however, that to the extent the Derivative Exposure Reserves are to be terminated as a result of the occurrence of the Maturity Date, the Borrower shall be permitted to provide such collateral as may be acceptable to the Derivative Counterparty in lieu of a funding of Revolving Loans hereunder if and to the extent (A) the Borrower provides fifteen (15) Business Days notice of its intention to provide such collateral, (B) the Borrower delivers such collateral to the Derivative Counterparty five (5) Business Days prior to the Maturity Date and (C) such collateral is deemed acceptable by the Derivative Counterparty.

2.4          Joint and Several Liability of the Borrowers.

(a)           Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

(b)           Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Credit Party Obligations arising under this Credit Agreement and the other Credit Documents, it being the intention of the parties hereto that all the Credit Party Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

(c)           If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such obligation.

(d)           The obligations of each Borrower under the provisions of this Section 2.4 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever.

(e)           Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement), or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by the Lender under or in respect of any of the Credit Party Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement.  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Credit Party Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Credit Party Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Credit Party Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.4, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 2.4, it being the intention of each Borrower that, so long as any of the Credit Party Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 2.4 shall not be discharged except by performance and then only to the extent of such performance.  The obligations of each Borrower under this Section 2.4 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower or any Lender.  The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

(f)            The provisions of this Section 2.4 are made for the benefit of the Agent and the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Credit Party Obligations or to elect any other remedy.  Without limiting the generality of the foregoing, each Borrower hereby specifically waives the benefits of N.C.  Gen.  Stat.  §§26-7 through 26-9, inclusive, to the extent applicable.  The provisions of this Section 2.4 shall remain in effect until all the Credit Party Obligations hereunder shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Credit Party Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.4 will forthwith be reinstated and in effect as though such payment had not been made.

(g)           Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

2.5          Appointment of Principal Borrower as Agent for Borrowers.

Each Borrower hereby appoints the Principal Borrower to act as its exclusive agent for all purposes under this Credit Agreement and the other Credit Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of loans as described in Articles II and III hereof).  Each Borrower acknowledges and agrees that (a) the Principal Borrower may execute such documents on behalf of all the Borrowers as the Principal Borrower deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by the Principal Borrower on its behalf, (b) any notice or other communication delivered by the Agent or any Lender hereunder to the Principal Borrower shall be deemed to have been delivered to each Borrower and (c) the Agent and each of the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by the Principal Borrower on behalf of the Borrowers (or any of them).  The Borrowers must act through the Principal Borrower for all purposes under this Credit Agreement and the other Credit Documents.  Notwithstanding anything contained herein to the contrary, to the extent any provision in this Credit Agreement requires any Borrower to interact in any manner with the Agent or the Lenders, such Borrower shall do so through the Principal Borrower.

ARTICLE III

OTHER PROVISIONS RELATING TO CREDIT FACILITIES

3.1          Default Rate.

Upon the occurrence, and during the continuance, of an Event of Default, (i) the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate equal to the Adjusted Base Rate plus five percent (5.0%) and (ii) the Letter of Credit Fee and the Derivative Exposure Usage Fee shall each accrue at a per annum rate five percent (5.0%) greater than the rate which would otherwise be applicable.

3.2          Continuation/Conversion.

(a)           So long as no Event of Default shall have occurred and be continuing and to the extent permitted in the definition of the term “Interest Period”, the Borrower may on any Business Day, with respect to any Eurodollar Loan, elect to maintain such Eurodollar Loan or any portion thereof as a Eurodollar Loan by selecting a new Interest Period for such Eurodollar Loan.  Each new Interest Period selected under this Section 3.2 shall commence on the last day of the immediately preceding Interest Period.  Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 11:00 A.M.  on the third Business Day prior to the date of any such Continuation.  Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, (a) specifying (i) the proposed date of such Continuation, (ii) the Eurodollar Loan and portion thereof subject to such Continuation and (iii) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder and (b) containing certifications of the Borrower with respect to the conditions set forth in Section 5.2 clauses (b) through (e) as set forth in Exhibit 3.2.  Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given.  Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender Party by telecopy or other similar form of transmission of the proposed Continuation.  If the Borrower shall fail to select in a timely manner a new Interest Period for any Eurodollar Loan in accordance with this Section 3.2(a), such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding failure of the Borrower to comply with Section 3.2(b).

(b)           So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type.  Any Conversion of a Eurodollar Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loan and, upon Conversion of a Base Rate Loan into a Eurodollar Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted.  Each such Notice of Conversion shall be given not later than 12:00 noon on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into Eurodollar Loans.  Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender Party by telecopy or other similar form of transmission of the proposed Conversion.  Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion (a) specifying (i) the requested date of such Conversion, (ii) the Type of Loan to be Converted, (iii) the portion of such Type of Loan to be

Converted, (iv) the Type of Loan such Loan is to be Converted into and (v) if such Conversion is into a Eurodollar Loan, the requested duration of the Interest Period of such Loan, and (b) containing certifications of the Borrower with respect to the conditions set forth in Section 5.2 clauses (b) through (e) as set forth in Exhibit 3.2.  Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

3.3          Prepayments.

(a)           Voluntary Prepayments.  The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that (i) each partial prepayment of Loans shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof (or the then remaining principal balance of the Revolving Loans, (ii) each partial prepayment shall be accompanied by interest on the principal amount prepaid through the date of prepayment and shall include payment for any and all applicable fees, expenses, breakage costs and redeployment costs incurred by the Lenders and the Agent as a result thereof (as such amounts are reasonably calculated by the Lenders and the Agent, as applicable, and communicated to the Borrower) and (iii) all such voluntary prepayments shall be made to the Collateral Agent for allocation in accordance with the Intercreditor Agreement.  Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower shall fail to specify with respect to any voluntary prepayment, such voluntary prepayment shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.  All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty.

(b)           Mandatory Prepayments.

(i)            (A)          Revolving Committed Amount.  If, at any time, the sum of (1) the aggregate outstanding principal amount of Revolving Loans, plus (2) the LOC Obligations, plus (3) the Aggregate Derivative Reserve Amount shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Revolving Loans, (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, and (after all Revolving Loans have been paid and all LOC Obligations have been fully cash collateralized) cash collateralize the then-existing Derivative Exposure Reserves in an amount sufficient to eliminate such excess.

(B)           LOC Committed Amount.  If, at any time, the sum of the aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrower immediately shall cash collateralize the LOC Obligations in an amount sufficient to eliminate such excess.

(C)           Derivative Exposure Reserves.  If, at any time, the sum of the Aggregate Derivative Reserve Amount shall exceed the Reserve Limit, the Borrower immediately shall cash collateralize its Aggregate Derivative Reserve Amount obligations in an amount sufficient to eliminate such excess.

(D)          Borrowing Base.  If, at any time, the sum of (1) the aggregate outstanding principal amount of Revolving Loans, plus (2) the LOC Obligations, plus (3) the Aggregate Derivative Reserve Amount, plus (4) the then-outstanding Term Loan Obligations shall exceed the Borrowing Base, the Borrower immediately shall prepay the principal amount of the Credit Party Obligations and/or Term Loan Obligations (as determined by the distribution provisions of the Intercreditor Agreement) in an amount sufficient to eliminate such excess.

(ii)           Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section 3.3(b) shall, upon receipt by Agent from Collateral Agent in accordance with the Intercreditor Agreement, be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(A) or (D), first, to the Revolving Loans, then (after all Revolving Loans have been repaid) to the cash collateralization of the LOC Obligations, and then (after all Revolving Loans have been paid and all LOC Obligations have been fully cash collateralized) to the cash collateralization of the then-existing Derivative Exposure Reserves, (B) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(B), to a cash collateral account in respect of LOC Obligations and (C) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(C), to a cash collateral account in respect of the Borrower’s Aggregate Derivative Reserve Amount obligations.  Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.  All prepayments under this Section 3.3(b) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. All prepayments made hereunder shall be made to the Collateral Agent for allocation in accordance with the Intercreditor Agreement.

3.4          Termination, Reduction or Increase of Revolving Committed Amount.

(a)           Voluntary Reductions.  The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $5,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five (5) Business Days’ prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would cause (i) the sum of the aggregate outstanding principal amount of Revolving Loans, plus the LOC Obligations, plus the Aggregate Derivative Reserve Amount to exceed the Revolving Committed Amount, or (ii) the sum of the aggregate outstanding principal amount of Revolving Loans, plus the LOC Obligations, plus the Aggregate Derivative Reserve Amount, plus the then-outstanding Term Loan Obligations to exceed the Borrowing Base unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess or excesses.  The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

(b)           Voluntary Increases.  Following the Closing Date, the Revolving Committed Amount may be increased to an aggregate amount of up to $75,000,000.00 if (i) the Borrower requests such increase in writing to the Agent, (ii) BAS is able to syndicate the amount of such increase (A) to one or more financial institutions qualifying as an Eligible Assignee and (B) in a manner otherwise in accordance with the terms and conditions set forth in the Syndication Letter, (iii) such increase does not increase the amount of the Revolving Commitment of any Lender without the written consent of such Lender, (iv) the Borrower executes new promissory notes reflecting the increase in the Revolving Committed Amount and executes such other amendments to the Credit Documents as are deemed necessary by the Agent, (v) no Default or Event of Default exists at such time and (vi) the Borrower pays all fees required by the Fee Letter in connection with such increase in the Revolving Committed Amount and all costs and expenses incurred by the Agent in documenting or implementing such increase.  All of the terms and conditions of the Credit Documents shall apply to the increased amount of the Revolving Committed Amount as if such amount were in effect as of the date hereof.  Each Lender that may be a party hereto from time to time hereby acknowledges that the Revolving Committed Amount may be increased pursuant to this Section 3.4(b) regardless of whether such Lender approves such increase or increases its Revolving Commitment hereunder; provided, that BAS hereby agrees to offer to each existing Lender, on terms and conditions similar to those being offered to other prospective lenders, a portion of any increase in the Revolving Committed Amount equal to such Lender’s Revolving Commitment Percentage immediately prior to such increase (to the extent such Lender is not, at such time, a Defaulting Lender).  Notwithstanding anything to the contrary contained herein, the Borrower may request an increase in the Revolving Committed Amount no more than once during the term of this Agreement.

(c)           Maturity Date.  Unless terminated sooner pursuant to Section 3.4(a) or Section 9.2, the Revolving Commitments of the Lenders and the LOC Commitment of the Issuing Lender shall automatically terminate on the Maturity Date.

(d)           General.  The Agent will promptly notify the Lenders of (i) any such notice of termination or reduction of the Revolving Committed Amount and (ii) any requested increase in the Revolving Committed Amount.  Any reduction of the Revolving Committed Amount shall be applied to the Revolving Commitment of each Lender according to its Revolving Commitment Percentage.  All fees accrued until the effective date of any termination of all or a portion of the Revolving Committed Amount shall be paid by Borrower on the effective date of such termination.

3.5          Fees.

(a)           Unused Fee.  In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the “Unused Fee”) on the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) equal to three and three-quarters tenths of one percent (0.375%).  The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the Revolving Committed Amount is reduced and on the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an “Unused Fee Calculation Period”), beginning with the first of such dates to occur after the Closing Date.

(b)           Letter of Credit Fee.  In consideration of the issuance of Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the “Letter of Credit Fee”) on such Lender’s Commitment Percentage of the average daily maximum amount available to be drawn under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) computed at a per annum rate for each day from the date of issuance to the date of expiration equal to three percent (3.00%).  The Letter of Credit Fee will be payable quarterly in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter (or portion thereof).

(c)           Issuing Lender Fees.  In addition to the Letter of Credit Fee payable pursuant to clause (b) above, the Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders (i) a fee equal to the greater of (A) twelve and one half one hundredths of one percent (0.125%) and (B) $1,500.00 on each Letter of Credit issued by the Issuing Lender (such fee to be due upon issuance of such Letter of Credit and, provided, that to the extent the applicable Letter of Credit contains “evergreen” provisions, the Borrower shall pay such fee for each renewal of such Letter of Credit) and (ii) customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”).

(d)           Derivative Exposure Usage Fee.  In consideration of the exposure of the Lenders hereunder created by amounts reserved as a portion of the Derivative Exposure Reserve, the Borrower promises to pay to the Agent for the account of each Lender a fee (the “Derivative Exposure Usage Fee”) on the amount of Availability reserved pursuant to Section 2.3 hereof as a portion of the Derivative Exposure Reserve for each day during a given Derivative Exposure Fee Period (as defined below).  Such fee shall be computed at a per annum rate equal to three percent (3.00%) applied to the amount of Availability reserved on each day of the applicable Derivative Exposure Fee Period (with the total fee for a given Derivative Exposure Fee Period equaling the sum of each such day’s calculation).  The Derivative Exposure Usage Fee shall, to the extent any Availability is reserved under Section 2.3 as of the Closing Date, commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on the Maturity Date) for the immediately preceding quarter (or portion thereof, as applicable), beginning with the first of such dates to occur after the Closing Date (each such quarter or portion thereof for which the Derivative Exposure Reserve Fee is payable hereunder being herein referred to as an “Derivative Exposure Fee Period”).

(e)           Other Fees.  Borrower shall pay to the Agent and BAS the fees required pursuant to the terms of the Fee Letter.

3.6          Capital Adequacy.

If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy

(whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction (without duplication of any amount received by Lender by virtue of the definition of the term “Eurodollar Reserve Requirement”).  Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

3.7          Limitation on Eurodollar Loans.

If on or prior to the first day of any Interest Period for any Eurodollar Loan:

(a)           the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

(b)           the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

3.8          Illegality.

Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender’s obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

3.9          Requirements of Law.

If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

(i)            shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

(ii)           shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

(iii)          shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction.  If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.  Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it.  Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3.10        Treatment of Affected Loans.

If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.7, 3.8 or 3.9 hereof, such Lender’s Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

(a)           to the extent that such Lender’s Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Loans shall be applied instead to its Base Rate Loans; and

(b)           all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender’s Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

3.11        Taxes.

(a)           Any and all payments by any Credit Party to or for the account of any Lender or the Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”).  If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

(b)           In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).

(c)           The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

(d)           Each Lender that is not a United States person under Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender (such Lender constituting a “Foreign Lender”), and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

(e)           For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(f)            If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

(g)           Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

3.12        Compensation.

Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:

(a)           any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

(b)           any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, Converted or Continued, for the period from the date of such prepayment or of such failure to borrow, Convert or Continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, Convert or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market.  The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

3.13        Pro Rata Treatment.

Except to the extent otherwise provided herein and subject to the terms of the Intercreditor Agreement:

(a)           Loans.  Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of the Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans of the applicable type and Participation Interests in Loans of the applicable type and Letters of Credit.

(b)           Advances.  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.  Unless the Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Agent its ratable share of such borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such borrowing, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent.  The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

3.14        Sharing of Payments.

The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligation or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender (and the other Lenders) shall adhere to the provisions of the Intercreditor Agreement with respect to such payment and any rescission or restoration thereof.  The Borrower agrees that any Lender purchasing such a Participation Interest hereunder as a result of any such payments may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such Participation Interest.  Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Collateral Agent, Agent or any other Lender an amount payable by such Lender to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made by such Lender together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Collateral Agent, Agent or such other Lender at a rate per annum equal to the Federal Funds Rate.  If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 and the Secured Parties under the Credit Agreement to share in the benefits of any recovery on such secured claim.

3.15        Payments, Computations, Etc.

(a)           Generally. Notwithstanding anything to the contrary contained herein, all payments made by any Credit Party hereunder shall be paid to the Collateral Agent for allocation in accordance with the Intercreditor Agreement. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Collateral Agent (for the benefit of the Agent and Lenders) in Dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Collateral Agent’s office specified in the Intercreditor Agreement not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due.  Payments received after such time shall be deemed to have been received on the next succeeding Business Day.    The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Agent (with notice to the Borrower or such other Credit Party). The Agent shall distribute payments received from the Collateral Agent under the Intercreditor Agreement in accordance with the terms of the Intercreditor Agreement.  The Agent will distribute such payments to the Lenders entitled thereto, if any such payment is received prior to 2:00 P.M.  (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day.  Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.  Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days.  Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

(b)           Allocation of Payments After Event of Default. After the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Credit Party Obligations shall continue to be paid to the Collateral Agent and all payments received by Agent from the Collateral Agent during such periods shall continue to be paid over or delivered in accordance with the Intercreditor Agreement; provided that, if the Intercreditor Agreement has been terminated, such amounts shall be applied by the Agent in the following order:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

SECOND, to payment of any fees owed to the Agent;

THIRD, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

FOURTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations and Derivative Exposure Reserves);

FIFTH, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses ”FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category.  In allocating payments received from the Collateral Agent (or, in the event the Intercreditor Agreement is terminated, the Credit Parties), the Agent shall pay to each of the Lenders an amount equal to such Lender’s pro rata share of the total amount of the applicable obligations with respect to which such payment is made.

3.16        Evidence of Debt.

(a)           Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement.  Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

(b)           The Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of any Credit Party and each Lender’s share thereof.  The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

(c)           The entries made in the accounts, Register and subaccounts maintained pursuant to clause (b) of this Section 3.16 (and, if consistent with the entries of the Agent, clause (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party Obligations owing to such Lender.

3.17        Usury.

In no event shall the amount of interest due or payable on the Loans or other obligations evidenced hereby or under the other Credit Documents exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender Party, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender Party in writing that the Borrower elects to have such excess sum returned to it forthwith.  It is the express intent of the parties hereto that the Borrower not pay and the Lender Parties not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

3.18        Agreement Regarding Interest and Charges.

The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Credit Agreement is and shall be the interest specifically described in Section 2.1(d).  Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender Party to third parties or for damages incurred by the Agent or any Lender Party, are charges made to compensate the Agent or any such Lender Party for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lender Parties in connection with this Credit Agreement and shall under no circumstances be deemed to be charges for the use of money.  Except as expressly agreed otherwise in writing, all charges other than charges for the use of money shall be fully earned and nonrefundable when due.

3.19        Statements of Account.

The Agent will account to the Borrower monthly with a statement of Loans, Letter of Credit, accrued interest and Fees, charges and payments made pursuant to this Credit Agreement and the other Credit Documents, and such account rendered by the Agent shall be prima facie evidence of the amounts and other matters set forth therein.  The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

3.20        Defaulting Lenders.

(a)           Generally.  If for any reason any Lender Party at any time becomes a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Credit Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loans, this Credit Agreement and the other Credit Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Required Lenders or the Required Revolving Lenders, shall be suspended during the pendency of such failure or refusal.  Upon a Lender Party becoming a Defaulting Lender, the Agent shall give prompt notice to each other Lender thereof.  If a Lender Party is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Credit Agreement or any other Credit Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.  Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the Defaulting Lender’s curing of its default.

(b)           Purchase of Defaulting Lender’s Commitment.  Any Lender Party who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender’s Revolving

Commitment.  Any Lender Party desiring to exercise such right shall give written notice thereof to the Agent no sooner than two (2) Business Days and not later than ten (10) Business Days after such Defaulting Lender became a Defaulting Lender.  If more than one Lender Party exercises such right, each such Lender Party shall have the right to acquire an amount of such Defaulting Lender’s Revolving Commitment in proportion to the Revolving Commitments of the other Lender Parties exercising such right.  If after such 10th Business Day, the Lender Parties have not elected to purchase all of the Revolving Commitment of such Defaulting Lender, then any Eligible Assignee may purchase such Revolving Commitment.  None of the Agent, the Sole Lead Arranger or any of the Lender Parties shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.  Upon any such purchase, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Credit Documents or this Credit Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof, including an appropriate Assignment and Assumption Agreement and, notwithstanding Section 11.3, shall pay to the Agent an assignment fee in the amount of $5,000.  The purchase price for the Revolving Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender.  Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a).  The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Credit Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower.  There shall be no recourse against any Lender Party or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.  If, prior to a Lender Party’s acquisition of a Defaulting Lender’s Revolving Commitment pursuant to this subsection, such Defaulting Lender shall cure the event or condition which caused it to become a Defaulting Lender and shall have paid all amounts owing by it hereunder as a result thereof, then such Lender Party shall no longer have the right to acquire such Defaulting Lender’s Revolving Commitment.

3.21        Assumptions Concerning Funding of Eurodollar Loans.

Calculation of all amounts payable to a Lender Party under this Article III shall be made as though such Lender Party had actually funded Eurodollar Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Loans in an amount equal to the amount of the Eurodollar Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender Party may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article III.

3.22        Release of HCI.

Notwithstanding anything contained herein to the contrary, the Agent shall release HCI as a Borrower and Credit Party hereunder and under each of the Credit Documents, (a) upon receipt by the Agent of a request for release of HCI from the Borrower and all supporting documentation, materials and information required by Agent in connection therewith; (b) upon receipt by Agent of evidence (satisfactory to Agent in its reasonable discretion) that all Property owned by HCI has been transferred to JV1, that HCI has been or will be, immediately upon receipt of an acknowledgement of release by Agent, merged into JV1 or otherwise dissolved in a manner acceptable to the Agent, in its reasonable discretion and that the entities that were formerly Wholly Owned Subsidiaries of HCI are or will be, immediately upon receipt of an acknowledgement of release by Agent, Wholly Owned Subsidiaries of JV1 and Credit Parties hereunder and (c) to the extent no Default or Event of Default exists as of the date of such requested release or is otherwise likely to occur as a result of the granting of such release.  Upon satisfaction of the above-noted conditions, Agent shall deliver to Borrower written confirmation of the release of HCI as a Borrower and Credit Party hereunder and under the other Credit Documents.  All references contained herein to HCI and all portions of any representations, warranties and covenants contained in any Credit Document and directly related to HCI or its ownership structure (but not portions of such representation, warranties and covenants related, in any manner, to any other Credit Party or Person) shall, immediately upon the delivery by Agent to the Borrower of the written confirmation of release pursuant to this Section 3.22, be deemed to be deleted from such Credit Documents and to be of no further force or effect; provided, however, that Borrower’s delivery of a request for release with respect to HCI shall be deemed to be an ongoing representation, warranty and covenant that HCI has been or will be, immediately upon the receipt of Agent’s confirmation of release, merged into JV1 or otherwise dissolved in the manner shown in the materials and information provided to Agent in connection therewith and an ongoing representation and warranty that such materials and information are true and correct in all material respects.  Each of the Lenders hereby consents to the release of HCI upon the terms and conditions set forth in this Section 3.22.

ARTICLE IV

GUARANTY

4.1          The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

4.2          Obligations Unconditional.

The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Credit Party Obligations have been Fully Satisfied.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

(a)           at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

(b)           any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be done or omitted;

(c)           the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging

Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)           any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

(e)           any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

4.3          Reinstatement.

The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.4          Certain Additional Waivers.

Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C.  Gen.  Stat.  §§ 26-7 through 26-9, inclusive, to the extent applicable.  Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

4.5          Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1.

4.6          Rights of Contribution.

The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment.  The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the Credit Party Obligations until such time as the Credit Party Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until such Credit Party Obligations have been Fully Satisfied.  For purposes of this Section 4.6, (a) ”Excess Payment” shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (b) ”Pro Rata Share” shall mean, for any Guarantor in respect of any payment of Credit Party Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the Credit Party Obligations) of the Credit Parties; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Credit Party Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) ”Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the Credit Party Obligations) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.  This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations.  Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.5(a).

4.7          Guarantee of Payment; Continuing Guarantee.

The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

ARTICLE V

CONDITIONS

5.1          Closing Conditions.

The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or reserve amounts under the Derivative Exposure Reserve or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Agent):

(a)           Executed Credit Documents.  Receipt by the Agent of duly executed copies of:  (i) this Credit Agreement, (ii) the Notes, (iii) the Security Documents; (iv) the Intercreditor Agreement and (v) all other Credit Documents.

(b)           Corporate Documents.  Receipt by the Agent of the following:

(i)            Charter Documents.  Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

(ii)           Bylaws.  A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

(iii)          Resolutions.  Copies of resolutions of the Board of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

(iv)          Good Standing.  Copies of (A) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate or comparable franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

(v)           Incumbency.  An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

(vi)          REIT Status.  Evidence, satisfactory to the Agent, that the USRP REIT qualifies as a REIT, that each of its Subsidiaries that are corporations are Qualified REIT Subsidiaries and that the execution and performance by the Credit Parties under the Credit Documents shall not affect such status.

(vii)         Bankruptcy Remote Borrowing Entity Status.  Evidence, satisfactory to the Agent, that the General SPE qualifies as a Bankruptcy Remote Borrowing Entity and that the execution and performance by the Credit Parties under the Credit Documents shall not affect such status.

(c)           Opinions of Counsel.  The Agent shall have received, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Agent:

(i)            a legal opinion of Richard Wilensky, general counsel for the Credit Parties; and

(ii)           a legal opinion of special local counsel for each Credit Party not organized in the State of Delaware.

(d)           Officer’s Certificates.  The Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Agent, stating that (A) each Credit Party is in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect, and (D) immediately after giving effect to the Transaction, (1) no Default or Event of Default exists, (2) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects and (3) on the basis of income statement items and capital expenditures for the 12-month period ending on the last day of the most recently ended calendar month prior to the Closing Date and balance sheet items as of the Closing Date after giving effect to the Credit Documents, the Credit Parties are in pro forma compliance with each of the Financial Covenants.

(e)           Solvency Certificate.  The Agent shall have received a certificate executed by an Executive Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Agent, regarding the Solvency of each of the Credit Parties.

(f)            Fees and Expenses.  Payment by the Credit Parties to the Lenders and the Agent of all fees and expenses relating to the Credit Facility which are due and payable on the Closing Date, including, without limitation, the payment by Borrower to the Agent and BAS those fees specified in the Fee Letter and all fees and expenses of Moore & Van Allen, PLLC whether reflected on previously issued invoices or an invoice to be delivered at closing.

(g)           Current and Pro Forma Financial Statements.  Receipt by the Agent and the Lenders of (i) the consolidated financial statements of the Consolidated Parties, including balance sheets and income and cash flow statements for the fiscal quarter ended September 30, 2003; (ii) pro forma covenant calculations with respect to each of the Financial Covenants, showing compliance with such covenants as of the Closing Date; (iii) detailed projections of financial statements for the Consolidated Parties and of calculations with respect to each of the Financial Covenants, in each case, for the three year period following the most recently completed fiscal quarter of the Consolidated Parties; and (iv) such other information relating to the Consolidated Parties as the Agent may reasonably require.

(h)           Opening Borrowing Base Certificate and Delinquency Report.  Receipt by the Agent of a Borrowing Base Certificate containing the Borrower’s most recently collected information with respect to the Borrowing Base Assets (but, in any event, with respect to information that is not more than 45 days old as of the Closing Date), substantially in the form of Exhibit 7.1(d) and certified by an Executive Officer of the Borrower to be true and correct and a Delinquency Report dated as of the Closing Date and certified by an Executive Officer of the Borrower to be true and correct as of the Closing Date.

(i)            Evidence of Termination. Evidence, acceptable to the Agent in its reasonable discretion, indicating that the Replaced Credit Agreement has been terminated as of the Closing Date.

(j)            Other.  Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

5.2          Conditions to all Extensions of Credit.

The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

(a)           The Borrower shall have delivered (i) in the case of any Loan, an appropriate Notice of Borrowing, Notice of  Continuation or Notice of Conversion or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

(b)           The representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

(c)           There shall not have been commenced against any Consolidated Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed;

(d)           No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

(e)           Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof), the establishment of a Derivative Exposure Reserve or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus the Aggregate Derivative Exposure Amount shall not exceed the Revolving Committed Amount, (ii) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus the Aggregate Derivative Exposure Amount, plus the then-outstanding Term Loan Obligations shall not exceed the Borrowing Base, (iii) the LOC Obligations shall not exceed the LOC Committed Amount and (iv) the Aggregate Derivative Exposure Amount shall not exceed Reserve Limit.

The delivery of each Notice of Borrowing and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Credit Parties hereby represent to the Agent and each Lender that:

6.1          Financial Condition.

(a)           The audited consolidated balance sheets and income statements of the Consolidated Parties for the fiscal years ended December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002 (including the notes thereto) (i) have been audited by Deloitte & Touche, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.  The unaudited interim balance sheets of the Consolidated Parties as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal month and quarterly period ended after December 31, 2002 and prior to the Closing Date (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.  During the period from December 31, 2002 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.  As of the Closing Date, the Borrower and its Subsidiaries have no material liabilities (contingent or otherwise) that are not reflected in the foregoing financial statements or in the notes thereto.

(b)           The financial statements and other information delivered pursuant to Section 5.1(g) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 1.3) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the General Partner and the Consolidated Parties as of such date and for such periods.

6.2          No Material Change.

Since December 31, 2002, there has been no development or event relating to or affecting a Consolidated Party which has had or could have a Material Adverse Effect.

6.3          Organization and Good Standing.

Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

6.4          Power; Authorization; Enforceable Obligations.

Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate or other necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party.  No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for consents, authorizations, notices and filings described in Schedule 6.4, all of which have been obtained or made or have the status described in such Schedule 6.4.  This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties.  This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.5          No Conflicts.

Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

6.6          No Default.

No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could have a Material Adverse Effect.  No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

6.7          Ownership.

Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens and Liens granted in connection with any Term Securitization specifically contemplated and approved pursuant to the terms hereof.

6.8          Indebtedness.

Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

6.9          Litigation.

Except as disclosed in Schedule 6.9, there does not exist any pending or threatened action, suit or legal, equitable, arbitration or administrative proceeding against any Consolidated Party which might have a Material Adverse Effect.

6.10        Taxes.

Each Consolidated Party has filed, or caused to be filed, all material tax returns (Federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP.  No Credit Party is aware of any proposed federal or state income tax assessments against it or any other Consolidated Party.  No Credit Party is aware of any other proposed tax assessments against it or any other Consolidated Party that could have a Material Adverse Effect.

6.11        Compliance with Law.

Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not have a Material Adverse Effect.  No currently-existing Requirement of Law could cause a Material Adverse Effect.

6.12        ERISA.

Except as disclosed and described in Schedule 6.12 attached hereto:

(a)           During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Executive Officers of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable Federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

(b)           The actuarial present value of all “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan’s most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

(c)           Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Executive Officers of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan.  Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Executive Officers of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

(d)           No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

(e)           Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to “expected post-retirement benefit obligations” within the meaning of the Financial Accounting Standards Board Statement 106.  Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

(f)            Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.  The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders’ representation in Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company’s general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed.  Reg.  35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company’s general asset account do not constitute assets of an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code.

6.13        Corporate Structure; Capital Stock, etc.

The corporate capital and ownership structure of the Consolidated Parties as of the Closing Date after giving effect to the Credit Documents executed as of the date hereof is as described in Schedule 6.13A.  Set forth on Schedule 6.13B is a complete and accurate list as of the Closing Date with respect to the Borrower and each of its direct and indirect Subsidiaries of (i) jurisdiction of incorporation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Consolidated Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto as of the Closing Date (except for employee stock options required to be disclosed in regularly-filed publicly accessible documents).  The outstanding Capital Stock of all such Persons is validly issued, fully paid and non-assessable and is owned by the Consolidated Parties, directly or indirectly, in the manner set forth on Schedule 6.13B, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents).  Other than as set forth in Schedule 6.13B, neither the Borrower nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. Each of the Domestic Subsidiaries of the General Partner, the USRP REIT and the Borrower existing as of the date hereof, except USRP Funding 2001-A, L.P., USRP (SFGP), LLC, USRP (Hawaii), LLC, USRP (Bob), LLC and Fuel Supply, Inc. are listed as Subsidiary Guarantors on the signature pages hereto.  S&C has no Subsidiaries and owns no Capital Stock of any other Person. HCI has no Subsidiaries that are not Credit Parties and owns no Capital Stock of any other Person. JV1 has no Subsidiaries that are not Credit Parties and each Subsidiary of JV1 is set forth on Schedule 6.13A attached hereto.

6.14        Governmental Regulations, Etc.

(a)           None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Securities Exchange Act or any of Regulations U and X.  If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement, in conformity with the requirements of FR Form U-1 referred to in Regulation U, that no part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of “buying” or “carrying” any “margin stock” within the meaning of Regulations U and X, or for the purpose of purchasing or carrying or trading in any securities.

(b)           None of the Consolidated Parties is (i) an “investment company”, or a company “controlled” by “investment company”, within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (iii) subject to regulation under any other Federal or state statute or regulation which limits its ability to incur Indebtedness.

6.15        Purpose of Loans, Letters of Credit and Derivative Exposure Reserve; Termination of Replaced Credit Agreement.

The proceeds of the Loans hereunder shall be used by the Borrower solely (a) to refinance one hundred percent (100.0%) of the Indebtedness under the Replaced Credit Agreement; and (b) to provide for working capital and general corporate purposes of the Borrower and its Subsidiaries.  The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.  Proceeds paid with respect to the Derivative Exposure Reserve shall be used only in connection with the Borrower’s exposure under BOA Derivative Instruments.  No proceeds of the Loans shall be used to (y) finance the purchase of “margin stock” as such term is defined in Regulation U of the Federal Reserve Board or (z) finance the acquisition of any investments in commercial mortgage-backed securities.  The Replaced Credit Agreement has been or shall be terminated as of the date hereof.

6.16        Environmental Matters.

Except as disclosed and described in Schedule 6.16 attached hereto:

(a)           Each of the Real Properties and all operations at the Real Properties are in material compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the Businesses, and there are no conditions relating to the Real Properties or the Businesses that could give rise to liability under any applicable Environmental Laws that could result in a Material Adverse Effect.

(b)           None of the Real Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Real Properties in amounts or concentrations that could result in a Material Adverse Effect.

(c)           No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses that could result in a Material Adverse Effect, nor does any Executive Officer of any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)           Materials of Environmental Concern have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of any Consolidated Party in a manner that could result in a Material Adverse Effect.

(e)           No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Executive Officers of the Credit Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Real Properties or the Businesses that could result in a Material Adverse Effect.

(f)            There has been no release, or threat of release, of Materials of Environmental Concern at or from any of the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses in a manner that could result in a Material Adverse Effect.

6.17        Intellectual Property.

Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the “Intellectual Property”) necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not have a Material Adverse Effect.

6.18        Solvency.

Each Credit Party is and, after consummation of the transactions contemplated by the Credit Documents, will be Solvent.

6.19        Investments.

All Investments of each Consolidated Party are Permitted Investments.

6.20        Principal Offices.

Set forth on Schedule 6.20 is the chief executive office and principal place of business of each Credit Party.  Schedule 6.20 may be updated from time to time by the Borrowers by giving written notice thereof to the Agent.

6.21        Disclosure.

Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

6.22        No Burdensome Restrictions.

No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

6.23        Brokers’ Fees.

No Consolidated Party has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

6.24        Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

6.25        Nature of Business.

As of the Closing Date, the Consolidated Parties are engaged in the business of acquiring, owning, operating, managing and developing restaurant, service station, other service retail properties and several miscellaneous properties (including billboard properties, one office building and one fuel terminal facility).

6.26        REIT Status.

The USRP REIT is qualified as a REIT and each of its Subsidiaries that is a corporation is a Qualified REIT Subsidiary.  Each of the Subsidiaries of the USRP REIT set forth on Schedule 6.26 is a taxable REIT subsidiary, as such term is used in the Code.  The USRP REIT has no Subsidiaries that are taxable REIT subsidiaries except those set forth on Schedule 6.26.

6.27        Bankruptcy Remote Borrowing Entity.

Each of S&C, HCI and each of its Wholly Owned Subsidiaries, JV1 and each of its Wholly Owned Subsidiaries and the General SPE is a Bankruptcy Remote Borrowing Entity.  USRP Operating owns 99% of the Capital Stock of the General SPE.  USRP Holding owns 100% of the Capital Stock of S&C.  JV1 holds 100% of the Capital Stock of HCI.  USRP Operating owns 100% of the Capital Stock of JV1.

6.28        Closing Date Borrowing Base Assets.

Schedule 6.28 sets forth each of the Borrowing Base Assets as of the Closing Date.  Each asset listed on Schedule 6.28 fully qualifies as a Borrowing Base Asset and, collectively, the assets listed thereon qualify to be included in the Borrowing Base.

6.29        Tax Shelter Regulations.

The Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation section 1.6011-4). If the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.  The Borrower acknowledges that the Agent and/or one or more of the Lenders may treat the Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation section 1.6011-4 or section 301.6112-1, and the Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

6.30        Representations and Warranties Under Term Loan Documents.

All of the representations and warranties of the Borrower and the other “Credit Parties” as defined in the Term Loan Agreement and the other Term Loan Documents are true and correct in all material respects (except to the extent the same have been waived in accordance with the terms thereof).

ARTICLE VII

AFFIRMATIVE COVENANTS

Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

7.1          Information Covenants.

The Credit Parties will furnish, or cause to be furnished, to the Agent and each of the Lenders:

(a)           Annual Financial Statements.  As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties as of the end of such fiscal year, together with related consolidated statements of retained earnings and cash flows for such fiscal year (along with a summary of amount of all Asset Dispositions and Equity Issuances that were made during the prior fiscal year), in each case setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern or any other material qualifications or exceptions.

(b)           Quarterly Financial Statements.  As soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties as of the end of such fiscal quarter, together with related consolidated statements of retained earnings and cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

(c)           Officer’s Certificate.  At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the Financial Covenants by calculation thereof as of the end of each such fiscal period, (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto and disclosing any Hedging Agreements entered into by any Consolidated Party.

(d)           Intentionally Omitted.

(e)           Accountant’s Certificate.  Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement as it relates to accounting and other financial matters and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof, provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination.

(f)            Auditor’s Reports.  Promptly upon receipt thereof, a copy of any other report or “management letter” submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

(g)           Reports.  Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

(h)           Notices.  Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any Federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could have a Material Adverse Effect.

(i)            ERISA.  Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto.  Promptly upon request, the Credit Parties shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).

(j)            Environmental.  Upon the reasonable written request of the Agent, the Credit Parties will furnish or cause to be furnished to the Agent, at the Credit Parties’ expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Real Properties (as defined in Section 6.16) contributing to the Borrowing Base and as to the compliance by any Consolidated Party with Environmental Laws at such Real Properties.  If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Agent may arrange for same, and the Consolidated Parties hereby grant to the Agent and their representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling).  The reasonable cost of any assessment arranged for by the Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the Credit Party Obligations.

(k)           Borrowing Base Certificates/Delinquency Reports.  Within 15 days after the end of each calendar month, a certificate as of the end of the immediately preceding month, substantially in the form of Exhibit 7.1(k) and certified by an Executive Officer of the Borrower to be true and correct as of the date thereof (a “Borrowing Base Certificate”) and a Delinquency Report with respect to the last day of such calendar month certified by an Executive Officer of the Borrower to be true and correct as of such date.

(l)            Three Year Projections/Updates.  As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Parties, detailed projections of financial statements for the Consolidated Parties and of calculations with respect to each of the Financial Covenants, in each case, for the three year period following the most recently ended fiscal quarter of the Consolidated Parties.

(m)          Other Information.  With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Agent or the Required Lenders may reasonably request.

(n)           Reportable Transactions.  Promptly after Borrower has notified Agent of any intention by Borrower to treat Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form (and Borrower hereby agrees that the Agent and each Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment and tax structure).

7.2          Preservation of Existence, Franchises, Bankruptcy Remote Borrowing Entity Status and REIT Status.

Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, each Credit Party will, and will cause each of its corporate Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises, authority and status as a REIT or Qualified REIT Subsidiary, as applicable. The General SPE, HCI and its Wholly Owned Subsidiaries, JV1 and its Wholly Owned Subsidiaries and S&C shall each maintain their respective status as a Bankruptcy Remote Borrowing Entities and each of the Credit Parties shall take such action as is required to maintain such status at all times during the term hereof.  The General SPE shall, at all times during the term hereof, remain a Wholly Owned Subsidiary of USRP Operating.  S&C shall, at all times during the term hereof, remain a Wholly Owned Subsidiary of USRP Holding.  USRP Holding shall, at all times during the term hereof, remain a Wholly Owned Subsidiary of USRP Operating.  JV1 shall, at all times during the term hereof, remain a Wholly Owned Subsidiary of USRP Operating.  HCI shall, at all times during the term hereof, be subject either to the ownership structure set forth on Schedule 6.13A as of the Closing Date or be a Wholly Owned Subsidiary of JV1. The entities set forth on Schedule 6.26 shall, at all times during the term hereof, remain taxable REIT subsidiaries, as such term is used in the Code; provided, that such schedule may be amended from time to time by the Borrower with the consent of the Agent, which consent may be withheld in the Agent’s reasonable discretion.

7.3          Books and Records.

Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

7.4          Compliance with Law.

Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could have a Material Adverse Effect.

7.5          Payment of Taxes and Other Indebtedness.

Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could have a Material Adverse Effect.

7.6          Insurance.

Each Consolidated Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, environmental insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.  The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6, and the Borrower shall update such Schedule 7.6 and notify the Agent immediately upon the occurrence of any change in such insurance coverage.

7.7          Maintenance of Property.

Each Credit Party will, will cause each of its Subsidiaries to, and (as applicable) will use its best efforts to cause the applicable Person in possession of a Real Property to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

7.8          Performance of Obligations.

Each Credit Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements and all material indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

7.9          Use of Proceeds.

The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

7.10        Audits/Inspections.

Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property (subject to the rights of tenants under their respective leases), including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person.

7.11        Financial Covenants.

(a)           Leverage Ratio.  The Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be (i) for fiscal quarters ending on or before September 30, 2005, less than or equal to 0.65 to 1.0; and (ii) for fiscal quarters ending thereafter, less than or equal to .60 to 1.0.

(b)           Tangible Net Worth.  At all times the Tangible Net Worth shall be greater than or equal to the sum of (i) $230,000,000.00, plus (ii) an amount equal to 85% of the Net Cash Proceeds of any Equity Issuance by the Consolidated Parties issued after September 30, 2003, calculated on a cumulative basis.

(c)           Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be (i) for fiscal quarters ending on or before September 30, 2005, greater than or equal to 1.40 to 1.0; and (ii) for fiscal quarters ending thereafter, greater than or equal to 1.50 to 1.0.

(d)           Distribution Limitation.  For any given fiscal quarter of the Consolidated Parties, the aggregate sum of (i) the amount of cash distributions made or declared by the Consolidated Parties to their shareholders (excluding any shareholders which are Consolidated Parties) plus (ii) the amount spent by the Consolidated Parties for the purpose of repurchasing their own Capital Stock (whether common or preferred) shall not exceed the greater of (1) the FFO Distribution Allowance for such fiscal quarter or (2)

so long as no Default or Event of Default has occurred and is then continuing, the amount necessary to maintain the status of the USRP REIT as a REIT.

(e)           Secured Indebtedness to Asset Value Ratio.  The ratio of (i) Secured Indebtedness of the Consolidated Parties on a consolidated basis to (ii) the sum of Asset Values for each of the Real Properties (less any amounts attributable to Minority Interests) as of the end of each fiscal quarter of the Consolidated Parties shall be less than or equal to 0.40 to 1.0.

(f)            Debt Service Coverage Ratio.  The Debt Service Coverage Ratio shall be, at all times, be equal to or greater than 2.25 to 1.0.

For clarification purposes, the Credit Parties shall be permitted, in determining compliance with the financial covenants set forth above in clauses (a), (c), (d) and (f) of this Section 7.11, to round the results of the final ratio calculations (but not calculations of any of other amounts used in determining such ratios) to the nearest hundredth (.01).

7.12        New Subsidiaries.

As soon as practicable and in any event within 30 days after any Person becomes a direct or indirect Subsidiary of the General Partner, the USRP REIT or the Borrower, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) if such Person is a Domestic Subsidiary, cause such Person to (a) execute a Joinder Agreement in substantially the same form as Exhibit 7.12 and (b) deliver such other documentation as the Agent may reasonably request in connection therewith, including, without limitation, financial statements, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above) and other items of the types required to be delivered pursuant to Section 5.1, as applicable, all in form, content and scope reasonably satisfactory to the Agent; provided, that this Section 7.12 shall not be construed to require USRP Funding 2001-A, L.P., USRP (SFGP), LLC, LLC, USRP (Hawaii), LLC, USRP (Bob), LLC and Fuel Supply, Inc. (or their respective successor entities) to execute Joinder Agreements or otherwise act as Subsidiary Guarantors hereunder unless and until (i) with respect to USRP Funding 2001-A, L.P., such entity ceases to maintain its status as a Special Purpose Entity, or (ii) with respect to each such entity, such entity is not prohibited by the terms of other financing transactions or its organizational documents from acting as a Guarantor hereunder.  For purposes of the preceding sentence, it is understood that no entity shall be deemed prohibited from executing a Joinder Agreement once it becomes a Wholly Owned Subsidiary by virtue of a provision in its organizational documents notwithstanding any such provision in such documents.

7.13        ERISA Exemptions.

Each Credit Party and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, permit any of their respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.

7.14        Further Assurances.

The Borrower shall, from time to time, at the expense of the Borrower, promptly execute, deliver, file and/or record all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent or Collateral Agent may reasonably request in order to (a) properly evidence the Borrower’s Indebtedness hereunder or under any Credit Document or (b) perfect, continue and protect the pledge, assignment and/or security interest, as applicable, granted or purported to be granted hereby or pursuant to any Credit Document and to enable the Agent and/or Collateral Agent to exercise and enforce their rights and remedies hereunder and under any other Credit Document.  The Borrower shall promptly deliver to the Collateral Agent a copy of each such instrument and evidence of its proper filing or recording, as necessary.

ARTICLE VIII

NEGATIVE COVENANTS

Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

8.1          Indebtedness.

The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

(a)           Indebtedness arising under this Credit Agreement, the other Credit Documents, the Term Loan Documents or Indebtedness expressly permitted hereunder;

(b)           Indebtedness under the Hawaii Loan Documents or in existence as of the Agreement Date and described on Schedule 8.1 and any Indebtedness (the “Replacement Indebtedness”) extending the maturity of, or refunding, refinancing or replacing, in whole or in part, any such existing Indebtedness (the “Replaced Indebtedness”) so long as (i) the direct and contingent obligors with respect to the Replaced Indebtedness and the Replacement Indebtedness shall be the same, (ii) the Replacement Indebtedness shall not mature prior to the stated maturity date or mandatory redemption date of the Replaced Indebtedness, (iii) if the Replaced Indebtedness is subordinated in right of payment or otherwise to the obligations of each of the Credit Parties under and in respect of the Credit Documents to which any of them is a party, then the Replacement Indebtedness must be subordinated to such obligations to at least the same extent and (iv) the Replacement Indebtedness otherwise complies with all other terms and conditions contained in any other Section of this Credit Agreement;

(c)           purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets; provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $250,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(d)           Indebtedness resulting from customary recourse carve-outs associated with securitization transactions (including, by way of example, those for fraud, misapplication of proceeds and environmental indemnities) and not involving the creditworthiness of the applicable obligors;

(e)           Indebtedness in the form of trade payables incurred in the ordinary course of business;

(f)            obligations of the Borrower in respect of Hedging Agreements to the extent such agreements are for the purpose of hedging interest rate risk with respect to the Indebtedness under the Credit Documents or are otherwise approved by the Agent, in its discretion;

(g)           intercompany Indebtedness permitted under Section 8.6; provided, however, that the obligations of each obligor of such Indebtedness shall: (i) be subordinated to the Credit Party Obligations on terms acceptable to the Required Revolving Lenders in their sole discretion and (ii) have such other terms and provisions as the Agent may reasonably require;

(h)           in addition to the Indebtedness otherwise permitted by this Section 8.1,

(i)            other recourse Indebtedness hereafter incurred by the General Partner, the Borrower or any of their Subsidiaries provided that (A) the loan documentation with respect to such Indebtedness shall not contain financial covenants or default provisions relating to any Consolidated Party that are more restrictive than the covenants and default provisions contained in the Credit

Documents, (B) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of any Consolidated Party, the Credit Parties would be in compliance with the Financial Covenants and (C) the aggregate principal amount of such Indebtedness, together with Indebtedness permitted pursuant to Sections 8.1(c) and (f) shall not at any time exceed $20,000,000 plus the amount of any hedge obligations incurred with respect to a Term Securitization;

(ii)           Indebtedness where the recourse of the lender is limited to foreclosure of its security interest in the subject property; and

(iii)          Guaranty Obligations of any Guarantor with respect to any Indebtedness permitted under this Section 8.1.

Notwithstanding the foregoing, the General Partner and the Borrower shall not, and shall not permit any other Subsidiary to, create, incur or assume any Indebtedness after the Closing Date if immediately prior to the creation, incurring or assumption thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in this Section 8.1.

8.2          Liens.

The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for:

(a)           Liens in favor of the Agent to secure the Credit Party Obligations;

(b)           (i) Liens, about which any Credit Party has had knowledge for less than thirty (30) days, in an aggregate amount less than $200,000 (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or, if due, are for taxes, assessments or governmental charges or levies that are more than five (5) days from the date on which such items may be deemed delinquent or on which penalties for non-payment may be assessed or (ii) Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(c)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, in each case which any Credit Party has had knowledge for less than thirty (30) days, in an aggregate amount less than $200,000, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(d)           Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(e)           Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

(f)            easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

(g)           Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

(h)           leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

(i)            any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

(j)            Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.6;

(k)           normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(l)            Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(m)          Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(n)           Liens existing as of the Closing Date as set forth or as contemplated on Schedule 8.2; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date (other than in connection with the collateral substitution provisions contained in the 2001-A Term Securitization Documents);

(o)           Liens on property owned by USRP (Bob), LLC, USRP (Hawaii), LLC and/or Fuel Supply, Inc. created in connection with the Hawaii Loan Documents; and

(p)           Liens securing Indebtedness described in Section 8.1(h)(ii).

8.3          Nature of Business.

The Credit Parties will not permit any Consolidated Party to substantively alter the character or conduct of the business conducted by such Person as of the Closing Date.

8.4          Consolidation, Merger, Dissolution, etc.

The Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4 but subject to the terms of Sections 7.12, (a) the Borrower or General Partner may merge or consolidate with any of its Subsidiaries provided that the Borrower or General Partner (as applicable) shall be the continuing or surviving corporation, (b) any Credit Party other than the General Partner or the Borrower may merge or consolidate with any other Credit Party other than the General Partner or the Borrower, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party; provided that such Credit Party shall be the continuing or surviving corporation, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party, and (e) any Wholly Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect and such entity does not hold any material property or assets (except to the extent such property or assets are able to be transferred to a Credit Party without additional consideration from such Credit Party and without adverse tax consequences to such Credit Party).

8.5          Asset Dispositions/Substitution of Assets.

(a)           The Credit Parties will not permit any Consolidated Party to make any Asset Disposition or series of Asset Dispositions in which the aggregate value of the assets sold or otherwise disposed pursuant to such Asset Disposition or series of Asset Dispositions exceeds an amount equal to (i) ten percent (10.0%) multiplied by (ii) Total Tangible Assets, as calculated on the Closing Date, unless the Borrower shall have delivered to the Agent at least two (2) Business Days prior to such Asset Disposition or series of Asset Dispositions a Pro Forma Compliance Certificate demonstrating on a Pro Forma Basis that, upon giving effect to such Asset Disposition or series of Asset Dispositions, the Credit Parties shall be in compliance with all of the covenants contained in Section 7.11.

(b)           Neither the General SPE, nor HCI or any of its Wholly Owned Subsidiaries, nor JV1 or any of its Wholly Owned Subsidiaries, nor S&C shall sell, transfer, assign, pledge, encumber or otherwise dispose of any of their respective assets except to the extent such entity obtains the prior written consent of the Agent (which consent may be withheld at the sole reasonable discretion of the Agent).

8.6          Investments.

The Credit Parties will not permit any Consolidated Party to make or have any Investments after the Closing Date, except for:

(a)           Investments in any Credit Party;

(b)           Investments consisting of cash and Cash Equivalents;

(c)           Investments consisting of accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d)           Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors or guarantors of bankrupt obligors;

(e)           Investments consisting of loans or advances to Tenants in an amount not to exceed $25,000,000.00 in the aggregate;

(f)            Investments consisting of advances or loans to employees existing as of the date hereof and additional such Investments made following the date hereof that do not, in the aggregate, exceed the sum of $100,000.00;

(g)           Investments entered into in connection with a Term Securitization permitted and contemplated hereunder;

(h)           Investments in non-wholly owned general and limited partnerships, joint ventures and other Persons which are not corporations (excluding such Investments in existence as of the date hereof), the aggregate book value of which constitutes less than five percent (5%) of Total Tangible Assets;

(i)            Investments in Development Activities; provided, that (i) the aggregate amount of Investments made by the Consolidated Parties with respect to such Development Activities shall not, at any one time, exceed $15,000,000.00 and (ii) all costs and expenses associated with all existing Development Activities

(budget to completion) shall be included in determining the aggregate Investment of the Consolidated Parties with respect to such activities;

(j)            Investments consisting of loans to Persons who have or are purchasing real property from a Consolidated Party; provided that (i) the total aggregate amount of such loans shall not exceed $45,000,000.00, (ii) such loans shall be made on a secured basis and (iii) such loans shall be made on commercially reasonable terms and require at least 10% cash equity;

(k)           Investments in marketable securities that do not, in the aggregate, exceed the sum of $5,000,000.00;

(l)            Investments in common equity securities that do not, in the aggregate, exceed the sum of $5,000,000.00 and Investments in preferred equity securities that do not, in the aggregate, exceed the sum of $5,000,000.00; provided, that, the Agent is given a summary of the amount and type of such equity securities prior to the making of such investment; and

(m)          Investments in debt securities that do not, in the aggregate, exceed $30,000,000.00; provided, that such debt securities are fully performing and have a current yield equal to or in excess of 9.50%.

Notwithstanding the foregoing, the Credit Parties will not permit the total Investments of the Consolidated Parties related to items (c) through (m) above shall not, in any case, exceed 12.0% of Total Tangible Assets.

8.7          Restricted Payments.

Except as set forth on Schedule 8.11, the Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries), (b) Special Purpose Entities may (directly or indirectly through any intermediate Subsidiaries) (i) make Restricted Payments to the extent required to do so under the terms of a Term Securitization and (ii) distribute I/O Strips and other assets to the General Partner, the Borrower or any other Guarantor and (c) as expressly permitted by Section 7.11(d), Section 8.6, Section 8.8 or Section 8.9.

8.8          Other Indebtedness.

The Credit Parties will not permit any Consolidated Party to if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (a) after the issuance thereof, amend or modify any of the terms of any Indebtedness of such Consolidated Party if such amendment or modification would add or change any terms in a manner adverse to such Consolidated Party, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (b) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness of such Consolidated Party.

8.9          Transactions with Affiliates.

The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party, (b) transfers of cash and assets to any Credit Party, (c) intercompany transactions expressly permitted by Section 8.1, Section 8.4, Section 8.5, Section 8.6, or Section 8.7, (d) normal compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

8.10        Fiscal Year; Organizational Documents.

The Credit Parties will not permit any Consolidated Party to change its fiscal year or amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document).

8.11        Limitation on Restricted Actions.

The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or, except as set forth on Schedule 8.11, suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Credit Party and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to (A) Section 8.1(b), and (B) with respect to clause (d) of this Section 8.11 only, Section 8.1(h), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iv) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien or (v) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5 pending the consummation of such sale.

8.12        Contingent Obligations.

Neither the General Partner nor the Borrower shall become or remain liable, or permit any other Subsidiary to become or remain liable, on or under any Contingent Obligation other than the following:

(a)           Contingent Obligations arising under any of the Credit Documents;

(b)           Contingent Obligations in existence as of the Closing Date (the material ones having been disclosed to the Agent in writing on Schedule 8.12(b) attached hereto) and any Contingent Obligation incurred in replacement, in whole or in part, of any such existing Contingent Obligations so long as (i) the amount of such replacement Contingent Obligation shall not be increased, (ii) such replacement Contingent Obligation shall not mature or otherwise be required to be performed prior to the corresponding maturity or performance date of the Contingent Obligation being so replaced, and (iii) if the Contingent Obligation being so replaced is subordinated to any of the Credit Party Obligations, such replacement Contingent Obligation shall be subordinated to such obligations to at least the same extent;

(c)           Contingent Obligations resulting from endorsement of negotiable instruments for collection or deposit in the ordinary course of business;

(d)           Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations;

(e)           Contingent Obligations to the extent constituting Indebtedness permitted under Section 8.1; and

(f)            Guaranties by a Consolidated Party of the obligations of another Consolidated Party;

8.13        Sale Leasebacks.

Notwithstanding anything contained herein to the contrary, the Credit Parties will not permit any Consolidated Party to enter into any Sale and Leaseback Transaction (except to the extent USRP (Bob), LLC or USRP (Hawaii), LLC enters into any such transaction with respect to any gas station assets held by such Person).

8.14        Borrowing Base Asset Removal.

Notwithstanding anything to the contrary contained herein, no Credit Party shall, at any time, seek to otherwise voluntarily remove or permit to be removed any Borrowing Base Assets from qualification as such (whether in anticipation of the Disposition or encumbrance thereof or otherwise), unless (a) the Borrower shall have delivered to the Agent (and, to the extent such removal shall require Required Lender approval, the Required Lenders) at least twenty (20) Business Days prior to the effective date of such removal, a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such removal, on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the Financial Covenants contained herein and (b) to the extent (i) the Borrowing Base Asset Value attributable to the Borrowing Base Asset(s) proposed for removal, plus the Borrowing Base Asset Values attributable to all other such assets that have been removed during the previous twelve (12) calendar months or that have been approved for removal pursuant to the terms hereof during such period (and which the Borrower still intends to remove from the Borrowing Base calculation) is less than ten percent (10.0%) of the aggregate Borrowing Base Asset Value, as determined as of the Closing Date, the Agent has, in its reasonable discretion, approved such removal in writing; or (ii) the Borrowing Base Asset Value attributable to the Borrowing Base Asset(s) proposed for removal, plus the Borrowing Base Asset Values attributable to all other such assets that have been removed during the previous twelve (12) calendar months or that have been approved for removal pursuant to the terms hereof during such period (and which the Borrower still intends to remove from the Borrowing Base calculation) is greater than ten percent (10.0%) of the aggregate Borrowing Base Asset Value, as determined as of the Closing Date, the Agent and the Required Lenders have approved such removal in writing; provided, however, that to the extent the Borrowing Base Asset Value attributable to the Borrowing Base Asset(s) proposed for removal, plus the Borrowing Base Asset Values attributable to all other such assets that have been removed during the term hereof or that have been approved for removal pursuant to the terms hereof during such period (and which the Borrower still intends to remove from the Borrowing Base calculation) is greater than twenty percent (20.0%) of the aggregate Borrowing Base Asset Value, as determined as of the Closing Date, such removal shall, in any case, require the written approval of the Agent and the Required Lenders.  All approvals or rejections of removal requests delivered by the Borrower to the Agent and/or Required Lenders hereunder shall be delivered by the Agent and/or the Required Lenders, as applicable, within fifteen (15) days of their receipt thereof or shall be deemed to be an approval of such request.

8.15        Negative Pledges/Liens.

Notwithstanding anything contained herein or in any other Credit Document to the contrary:

(a)           none of the Consolidated Parties shall, at any time, enter into, assume or become subject to any Negative Pledge on their Property prohibiting or otherwise restricting the existence of any Lien upon any of its Property in favor of the Agent (for the benefit of the Lenders) for the purpose of securing the Credit Party Obligations, except (i) in connection with any document or instrument governing Indebtedness incurred in accordance with Section 8.1(c); provided, that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (ii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5, pending the consummation of such sale and (iv) with respect to USRP (Bob), LLC, USRP (Hawaii), LLC and Fuel Supply, Inc., pursuant to the terms of the Hawaii Loan Documents;

(b)           none of the Consolidated Parties shall, at any time, pledge or otherwise encumber (except in connection herewith or with any of the Credit Documents) any income derived from any of the assets contributing to the calculation of Borrowing Base Asset Value (except to the extent permitted pursuant to Section 8.14 hereof);

(c)           the General SPE shall not, at any time, contract, create, incur, assume or permit to exist any Lien with respect to any of its assets except to the extent such Liens are of the types described in Sections 8.2(a), (b), (c), (d), (e), (f), (h) and (i);

(d)           the General SPE shall not, in any case, incur any Indebtedness or Contingent Obligations aside from Indebtedness and/or Contingent Obligations arising in connection with the Credit Documents and Indebtedness and/or Contingent Obligations of the type described in Section 8.1(e);

(e)           USRP Operating shall not, at any time, contract, create, incur, assume or permit to exist any Lien on its ownership interests in the General SPE or on the income derived therefrom (except to the extent such Liens arise in connection with the Credit Documents);

(f)            S&C shall not, at any time, contract, create, incur, assume or permit to exist any Lien with respect to any of its assets except to the extent such Liens are of the types described in Sections 8.2(a), (b), (c), (d), (e), (f), (h) and (i);

(g)           S&C shall not, in any case, incur any Indebtedness or Contingent Obligations aside from Indebtedness and/or Contingent Obligations arising in connection with the Credit Documents and Indebtedness and/or Contingent Obligations of the type described in Section 8.1(e);

(h)           USRP Holding shall not, at any time, contract, create, incur, assume or permit to exist any Lien on its ownership interests in S&C or on the income derived therefrom (except to the extent such Liens arise in connection with the Credit Documents);

(i)            HCI and its Wholly Owned Subsidiaries shall not, at any time, contract, create, incur, assume or permit to exist any Lien with respect to any of its assets except to the extent such Liens are of the types described in Sections 8.2(a), (b), (c), (d), (e), (f), (h) and (i);

(j)            HCI and its Wholly Owned Subsidiaries shall not, in any case, incur any Indebtedness or Contingent Obligations aside from Indebtedness and/or Contingent Obligations arising in connection with the Credit Documents and Indebtedness and/or Contingent Obligations of the type described in Section 8.1(e);

(k)           JVI shall not, at any time, contract, create, incur, assume or permit to exist any Lien on its ownership interests in HCI or on the income derived therefrom (except to the extent such Liens arise in connection with the Credit Documents);

(l)            JV1 and its Wholly Owned Subsidiaries shall not, at any time, contract, create, incur, assume or permit to exist any Lien with respect to any of its assets except to the extent such Liens are of the types described in Sections 8.2(a), (b), (c), (d), (e), (f), (h) and (i);

(m)          JV1 and its Wholly Owned Subsidiaries shall not, in any case, incur any Indebtedness or Contingent Obligations aside from Indebtedness and/or Contingent Obligations arising in connection with the Credit Documents and Indebtedness and/or Contingent Obligations of the type described in Section 8.1(e); and

(n)           USRP Operating shall not, at any time, contract, create, incur, assume or permit to exist any Lien on its ownership interests in JV1 or on the income derived therefrom (except to the extent such Liens arise in connection with the Credit Documents).

8.16        Operating Lease Obligations.

The Credit Parties will not permit any Consolidated Party to enter into, assume or permit to exist any obligations for the payment of rental under Operating Leases (excluding Ground Lease Interests) which in the aggregate for all such Persons would exceed $1,000,000 in any fiscal year.

8.17        No Foreign Subsidiaries.

The Credit Parties will not create, acquire or permit to exist any Foreign Subsidiary.

8.18        Ground Leases.

For all leases executed following the Closing Date, the USRP REIT, the General Partner and the Borrower shall, and shall not permit any other Consolidated Subsidiary to, lease as lessee any real property pursuant to a ground lease unless such ground lease contains customary provisions protective of any lender to the lessee which provisions do not vary in any material respect from those required under the Borrower’s standard underwriting procedures and policies.

8.19        ERISA Exemptions.

The USRP REIT, the General Partner and the Borrower shall not, and shall not permit any other Consolidated Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.

8.20        Transfer of Assets to Non-Guarantor Subsidiaries and Affiliates.

The USRP REIT, the General Partner and the Borrower shall not, and shall not permit any other Consolidated Subsidiary to, transfer any of their respective assets to any of their respective Subsidiaries or Affiliates except to the extent the applicable Subsidiary or Affiliate has, at the time of such transfer, executed a Joinder Agreement and is a Guarantor hereunder.

8.21        Term Loan Document Covenants and Amendments.

Borrower shall not violate any of the covenants, terms or conditions set forth in the Term Loan Documents (except to the extent such covenants, terms or conditions are waived in accordance with the terms thereof) or otherwise permit to exist any “Event of Default” (as defined in the Term Loan Agreement) to occur at any time during the term of this Credit Agreement.

ARTICLE IX

EVENTS OF DEFAULT

9.1          Events of Default.

An Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events (each an “Event of Default”):

(a)           Payment.  Any Credit Party shall

(i)            default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

(ii)           default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

(b)           Representations.  Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

(c)           Covenants.  Any Credit Party shall

(i)            default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.9, 7.11 or 7.12 or Section 8;

(ii)           default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a), (b), (c) or (k) or either of Sections 7.10 or 7.14 and such default shall continue unremedied for a period of at least 5 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

(iii)          default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

(d)           Other Credit Documents.  Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

(e)           Guaranties.  Except as the result of or in connection with (i) a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5 or (ii) a release specifically provided for in Section 4.8, the guaranty given by any Guarantor hereunder (including any Person after the Closing Date in accordance with Section 7.12) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Person after the Closing Date in accordance with Section 7.12) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

(f)            Bankruptcy, etc.  Any Bankruptcy Event shall occur with respect to the Borrower, the General Partner or any other Consolidated Party; or

(g)           Challenge of Credit Documents.  The Borrower or any Guarantor shall disavow, revoke or terminate or attempt to do any of the foregoing with respect to any Credit Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Credit Document; or

(h)           Defaults under Other Agreements.

(i)            Any Consolidated Party shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Consolidated Parties taken as a whole if such default could reasonably be expected to have a Material Adverse Effect; or

(ii)           With respect to Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $5,000,000 in the aggregate (for the Consolidated Parties taken as a whole), (A) either (1) a default in any payment shall occur and continue (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, (2) a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto and such default is not cured within the applicable grace period, if any, or  (3) any event or condition shall occur or exist, the effect of which event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

(i)            Judgments.  One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

(j)            ERISA.  Any of the following events or conditions, if such event or condition could involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $1,000,000:  (i) any “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

(k)           Ownership.  There shall occur a Change of Control; or

(l)            REIT Status.  The USRP REIT shall, for any reason, lose or fail to maintain its status as a REIT; or

(m)          Material Adverse Effect.  The Borrower, the General Partner, any Consolidated Party or any combination thereof shall experience a change in financial condition that, in the reasonable opinion of the Agent, has or will have a Material Adverse Effect; or

(n)           Disposition of Assets. The proceeds generated from sales, conveyances and dispositions (whether such transactions are entered into voluntarily or otherwise and exclusive of the cash proceeds generated by a Term Securitization) of the assets of the Borrower, General Partner and their Subsidiaries for the period commencing as of the Closing Date and extending through any given date during the term hereof are, in the aggregate, greater than an amount equal to (i) twenty-five percent (25.0%) multiplied by (ii) Total Tangible Assets, as calculated as of the Closing Date; or

(o)           Material Change in Management, Operations or Business.  There shall occur a Change in Management.

9.2          Acceleration; Remedies.

Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Agent may or, upon the request and direction of the Required Revolving Lenders, shall, by written notice to the Credit Parties take any of the following actions:

(a)           Termination of Commitments.  Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

(b)           Acceleration.  Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

(c)           Cash Collateral.  Direct the Borrower to pay (and the Borrower hereby promises to pay, upon receipt of such notice) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding or as additional security for the reimbursement of any subsequent drawings in relation to the Derivative Exposure Reserve in an amount equal to the Aggregate Derivative Reserve Amount.

(d)           Enforcement of Rights.  Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies against any Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur with respect to the Borrower, then, without the giving of any notice or other action by the Agent or the Lenders, (i) the Commitments automatically shall terminate, (ii) all of the outstanding Credit Party Obligations automatically shall immediately become due and payable, (iii) the Borrower automatically shall be obligated (and hereby promises) to pay to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding and (iv) the Borrower automatically shall be obligated (and hereby promises) to pay to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the reimbursement of any subsequent drawings in relation to the Derivative Exposure Reserve in an amount equal to the Aggregate Derivative Reserve Amount.

ARTICLE X

AGENCY PROVISIONS

10.1        Appointment, Powers and Immunities.

Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its Affiliates and its own and its Affiliates’ officers, directors, employees, and agents):  (a) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; and (d) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct.  The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

10.2        Reliance by Agent.

The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent.  The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Assumption executed in accordance with Section 11.3(b) hereof.  As to any matters not expressly provided for by this Credit Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Revolving

Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

10.3        Defaults.

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or a Credit Party specifying such Default or Event of Default and stating that such notice is a “Notice of Default”.  In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders.  The Agent shall (subject to Section 10.2 hereof and the terms of the Intercreditor Agreement) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Revolving Lenders (or such other Lenders as required by Section 11.6), provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders (subject to the terms of the Intercreditor Agreement).

10.4        Rights as a Lender.

With respect to its Commitment and the Loans made by it, BOA (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Agent in its individual capacity.  BOA (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and BOA (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.

10.5        Indemnification.

The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.5 hereof, but without limiting the obligations of the Credit Parties under such Section) ratably (in accordance with their respective Revolving Commitments (or, if the Revolving Commitments have been terminated, the outstanding Revolving Loans and Participation Interests in Letters of Credit (including the Participation Interests of the Issuing Lender in Letters of Credit)) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Credit Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified.  Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Credit Parties under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Credit Parties.  The agreements in this Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

10.6        Non-Reliance on Agent and Other Lenders.

Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents.  Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

10.7        Successor Agent.

The Agent may resign at any time by giving notice thereof to the Lenders and the Credit Parties.  Upon any such resignation, the Required Revolving Lenders shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Required Revolving Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.  If no successor Agent has accepted appointment as Agent under this Credit Agreement by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

ARTICLE XI

MISCELLANEOUS

11.1        Notices.

Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

if to any Credit Party:

U.S.  Restaurant Properties Operating, L.P.

c/o U.S. Restaurant Properties, Inc.

12240 Inwood Road, Suite 300

Dallas, TX 75244

Attn:  Stacy M. Riffe, CFO

Telephone: (972) 387-1487, ext 112

Telecopy: (972) 490-9119

if to the Agent (for credit-related matters):

Bank of America, N.A.

231 South LaSalle Street

M/C:  IL1-231-10-35

Chicago, IL  60697

Attention: Matthew W. Sadler, Vice President, Global Portfolio Management, Real Estate

Phone:  (312) 828-7107

Fax:  (312) 974-4970

E-mail:  matthew.w.sadler@bankofamerica.com

and if to the Agent (for administrative matters):

Bank of America, N.A.

231 South LaSalle Street

Mail code:  IL1-231-10-30

Chicago, IL 60697

Attention: Charlene E. Wright-Jones, Assistant Vice President

Phone:  312-828-4160

Fax:  312-828-3950

E-mail:  charlene.wright-jones@bankofamerica.com

and if to the Agent (for agency matters):

Ramon Garcia

Agency Management Officer

GGIB Agency Management Central

Bank of America

901 Main St.

Dallas, TX  75202-3714

Telephone:  (214) 209-4126

Fax:         (214) 290-9520

E-mail:    ramon.garcia@bankofamerica.com

11.2        Right of Set-Off; Adjustments.

Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized (subject to the terms and conditions of the Intercreditor Agreement) at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured.  Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

11.3        Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $2,500,000, unless each of the Agent and, so long as no default or Event of Default has occurred and is continuing hereunder or any other Credit Document, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned; (iii) any assignment of a Revolving Commitment must be approved by the Agent and the Issuing Lender unless the Person that is the proposed assignee is itself a Lender with a Revolving Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption and an ICA Joinder Agreement, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.  Subject to acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.6 through 3.12 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)           The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations (in minimum amounts of not less than $2,500,000) to any Person (other than a natural person, the Borrower or any of the Credit Parties or any of the Borrower’s or any Credit Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.6 that affects such Participant.  Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.6 through 3.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Lender, provided such

Participant agrees to be subject to Sections 3.14 and 3.15 and the Intercreditor Agreement as though it were a Lender.

(e)           A Participant shall not be entitled to receive any greater payment under Sections 3.6 through 3.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.11 as though it were a Lender.

(f)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.4        No Waiver; Remedies Cumulative.

No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have.  No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

11.5        Expenses; Indemnification.

(a)           The Credit Parties jointly and severally agree to pay on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Credit Documents.  The Credit Parties further jointly and severally agree to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys’ fees and expenses and the cost of internal counsel), in connection with any work-out or restructuring relating to the Credit Facility or any enforcement (whether through negotiations, legal proceedings, or otherwise) of any of the Credit Documents.

(b)           The Credit Parties jointly and severally agree to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.  The Credit Parties agree not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

(c)           Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

11.6        Amendments, Waivers and Consents.

(a)           Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, deleted or otherwise changed unless such amendment, deletion or change is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Lenders, provided, however, that:

(i)            without the consent of each Lender affected thereby (in addition to Required Lender consent), neither this Credit Agreement nor any other Credit Document may be amended, deleted or otherwise changed so as to:

(A)          extend any Commitment or the final maturity of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend any payment due (or to be due) in connection with any Loan, or any portion thereof,

(B)           reduce the rate or extend the time of payment of interest on any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit (subject to the right of the Required Revolving Lenders to waive the applicability of any post-default increase in interest rates pursuant to Section 11.6(b) below) or of any Fees,

(C)           reduce the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

(D)          increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.2 or of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

(E)           except as the result of or in connection with a dissolution, merger or disposition of a Consolidated Party not prohibited by Section 8.4 or Section 8.5, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

(F)           amend or modify any provision of this Section 11.6,

(G)           reduce any percentage specified in, or otherwise modify, the definition of Required Lenders or Required Revolving Lenders, or

(H)          consent to the assignment or transfer by the Borrower or any of the other Credit Parties of all or substantially all of their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

(ii)           without the consent of the Agent, no provision of Section 10 may be amended, deleted or otherwise changed;

(iii)          without the consent of the Issuing Lender, no provision of Section 2.2 may be amended, deleted or otherwise changed; and

(iv)          provisions contained in this Credit Agreement and in the Credit Documents pertaining to purely ministerial or administrative matters may be amended, deleted or otherwise changed upon the obtaining of the written consent of the Credit Parties and Required Revolving Lenders (regardless of whether Required Lender consent is obtained) to the extend such amendments, deletions and/or other changes do not, in the judgment of the Collateral Agent, materially and adversely effect the rights, remedies or expected financial return of the Term Loan Lenders.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall, subject to the terms of the Intercreditor Agreement, determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

(b)           None of the terms or conditions of this Credit Agreement or of any of the other Credit Documents may be waived without the written consent of the Required Revolving Lenders; provided, however, that:

(i)            without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be waived so as to (whether expressly or effectively):

(A)          extend any Commitment or the final maturity of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit (provided, that any waiver which has the effect of extending the final maturity of any Loan or any such obligation shall constitute an amendment requiring approval pursuant to clause (a) of this Section 11.6), or otherwise waive any payment due (or to be due) in connection with any Loan, or any portion thereof,

(B)           reduce the rate or extend the time of payment of interest on any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit (other than as a result of waiving the applicability of any post-default increase in interest rates) or of any Fees,

(C)           waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

(D)          increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.2 or of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

(E)           except as the result of or in connection with a dissolution, merger or disposition of a Consolidated Party not prohibited by Section 8.4 or Section 8.5, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

(F)           waive any provision of this Section 11.6 (provided, that any such waiver shall, for purposes hereof, constitute an amendment requiring approval pursuant to clause (a) of this Section 11.6),

(G)           reduce any percentage specified in, or otherwise modify, the definition of Required Lenders or Required Revolving Lenders (provided, that any waiver having such an effect shall, for purposes hereof, constitute an amendment requiring approval pursuant to clause (a) of this Section 11.6), or

(H)          consent to the assignment or transfer by the Borrower or any of the other Credit Parties of all or substantially all of their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

(ii)           without the consent of the Agent, no provision of Section 10 may be waived; and

(iii)          without the consent of the Issuing Lender, no provision of Section 2.2 may be waived.

11.7        Counterparts.

This Credit Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto.  Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

11.8        Headings.

The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

11.9        Survival.

All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive until this Credit Agreement shall be terminated in accordance with the terms of Section 11.13(b).

11.10      Governing Law; Submission to Jurisdiction; Venue.

(a)           THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.  Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts.  Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing.  Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

(b)           Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)           TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS, EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.11      Severability.

If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

11.12      Entirety.

This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

11.13      Binding Effect; Termination.

(a)           This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by each Credit Party and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Agent and each Lender and their respective successors and assigns.

(b)           The term of this Credit Agreement shall be until the Credit Party Obligations are Fully Satisfied.

11.14      Confidentiality.

Each Lender Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Lender Party on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from any Credit Party relating to any Credit Party or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party, provided that, in the case of information received from a Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and the Borrower, the other Credit Parties, the Lender Parties and the respective

Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind (a) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (b) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above.

11.15      Source of Funds.

Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

(a)           no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

(b)           to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this clause (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

(c)           to the extent that any part of such funds constitutes assets of an insurance company’s general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

(d)           such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms “employee benefit plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

11.16      Regulation D.

Each of the Lenders hereby represents and warrants to the Borrower that it is a commercial lender, other financial institution or other “accredited” investor (as defined in SEC Regulation D) which makes or acquires or loans on the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business.

11.17      Conflict.

To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

11.18      USA Patriot Act Notice.

Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Act.

[Remainder of Page Left Intentionally Blank – Signature Pages, Schedules and Exhibits to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

PRINCIPAL BORROWER:	U.S. RESTAURANT PROPERTIES OPERATING L.P.

By: USRP MANAGING, INC.

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

GENERAL SPE:	USRP FUNDING 2002-A, L.P.

By: USRP (SFGP) 2, LLC

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

S&C:	USRP (S&C), LLC

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

HCI:	USRP/HCI PARTNERSHIP 1, L.P.

By: USRP (JV1), LLC

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

JV1:	USRP (JV1), LLC

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

USRP Holding:	USRP HOLDING CORP.

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

GENERAL PARTNER:	USRP MANAGING, INC.

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

USRP REIT:	U.S. RESTAURANT PROPERTIES, INC.

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS:	ARKANSAS RESTAURANTS #10, L.P., a Texas limited partnership

By: North American Restaurant Management, Inc.

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

RESTAURANT PROPERTY PARTNERS, L.P., a Texas limited partnership

By: Restaurant Funding, Inc.

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

USRP (66), LTD., a Texas limited partnership

By: USRP GP1, LLC

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

USRP (FAIN 10), L.P., a Texas limited partnership

By: USRP GP5, LLC

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

USRP (KATY), L.P., a Texas limited partnership

By: USRP GP8, LLC

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

USRP (PAC), L.P., a Texas limited partnership

By: USRP (Cap), Inc.

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (QUEST), L.P., a Texas limited partnership

By: USRP GP4, LLC

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (SAN ANTONIO), LTD., a Texas limited partnership

By: USRP GP, LLC

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (T&C), L.P., a Texas limited partnership

By: USRP GP3, LLC

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

BULLDOG MANAGEMENT, INC.

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

NORTH AMERICAN RESTAURANT MANAGEMENT, INC.

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

RESTAURANT FUNDING, INC.

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

PINNACLE RESTAURANT GROUP, LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (ACQUISITION), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (BC), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (BILL), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (CAL), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (CAP), INC. a Texas corporation

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (CARROLL), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (CENTRAL AVENUE), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (CHRIS), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (DEEDEE), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (DON), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (FINANCE), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (FRED), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (GANT1), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (GANT2), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (GOLD), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP GP, LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP GP1, LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP GP3, LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP GP4, LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP GP5, LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP GP6, LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP GP7, LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP GP8, LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (ILLINOIS), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (JENNIFER), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (JONES), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (JV2), LLC, a Texas limited liability company(1)

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (MANAGER), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (MIDON), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (MINNESOTA), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (MISSOURI), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (MOLLY), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (PALMA), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (PAT), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

(1)  NOTE – ALTHOUGH INCLUDED IN THE EXECUTED SIGNATURE PAGES OF THE DOCUMENT, THE JV2 ENTITY HAS BEEN DELETED AS A GUARANTOR – IT IS NOT A CONSOLIDATED PARTY AND WAS INCLUDED BY THE BORROWER IN ITS LIST OF SUNSIDIARY GUARANTORS IN ERROR

USRP (POPEYE’S), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (RIBBIT), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (SARAH), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (ST. LOUIS), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (STEVE), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (SUSI), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (SYBRA), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (VALERIE), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

PINNACLE RESTAURANT GROUP II, LLC

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

USRP (CAROLINA), LTD.

By:	Restaurant Acquisition Corp.

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

USRP (LINCOLN), LTD.

By:	Restaurant Acquisition Corp.

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

USRP (NORMAN), LTD.

By:	Restaurant Acquisition Corp.

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

U.S. RESTAURANT PROPERTIES DEVELOPMENT L.P.

By: Restaurant Contractor Corp.

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

RESTAURANT RENOVATION PARTNERS, L.P.

By: Restaurant Acquisition Corp.

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

RESTAURANT ACQUISITION CORP.

	By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Financial Officer

RESTAURANT CONTRACTOR CORP.

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP RENOVATION CORP.

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (Green), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (Martin), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (SFGP)2, LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (SHOPORT)1, LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (Warren), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (KRUSE), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (PETERS), LLC, a Texas limited liability company

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (ADAMS), L.P.

By: USRP GP7, LLC

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (Maier), L.P.

By: USRP GP6, LLC

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

USRP (SHO)1, L.P.

By: USRP (SHOPORT)1, LLC

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

[remainder of page left intentionally blank – additional signature pages, schedules and exhibits to follow]

AGENT/ISSUING LENDER/COLLATERAL AGENT:

BANK OF AMERICA, N.A., in its capacity as Agent, Issuing Lender and Collateral Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A. individually in its capacity as a Lender

By:
Name:
Title:

Schedule 1.1(a)

Revolving Commitments

Lender	Revolving Committed Amount	Revolving Commitment Percentage
1. Bank of America, N.A.	$30,000,000%
2.			%
Totals:		$100.00%

Schedule 2.1(a)

LENDER ADDRESSES AND COMMITMENTS

Lender/Agent:

Bank of America, N.A.

(for credit-related matters):

Matthew W. Sadler

Vice President

Global Portfolio Management, Real Estate

Bank of America, N.A.

231 South LaSalle Street

M/C:  IL1-231-10-35

Chicago, IL  60697

Phone:  (312) 828-7107

Fax:  (312) 974-4970

E-mail:  matthew.w.sadler@bankofamerica.com

(for administrative matters):

Charlene E. Wright-Jones

Assistant Vice President

Bank of America, N.A.

231 South LaSalle Street

Mail code:  IL1-231-10-30

Chicago, IL 60697

Phone:  312-828-4160

Fax:  312-828-3950

E-mail:  charlene.wright-jones@bankofamerica.com

Other Lenders:

2

Exhibit 2.1(b)(i)

FORM OF NOTICE OF BORROWING

Renona Chinwendu

Bank of America Plaza

901 Main St., Mail Code TX1-492-14-05

Dallas, TX 75202-3714

Phone: (214) 209-2136

Fax: (214) 290-9484

Ladies and Gentlemen:

The undersigned, U.S.  RESTAURANT  PROPERTIES OPERATING, L.P., as the Principal Borrower thereunder (the “Borrower”), refers to the Credit Agreement dated as of November 4, 2003 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the other borrowers named therein, the Guarantors, the Lenders and Bank of America, N.A., as Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower hereby gives notice pursuant to Section 2.1 of the Credit Agreement that it requests a Revolving Loan advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:

[(A)	Date of Borrowing (which is a Business Day)	]*

[(B)	Principal Amount of Borrowing	]*

(C)	Interest rate basis

(D)	Interest Period and the last day thereof

(E)	Purpose of borrowing

In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in clause (b) of such Section, and confirms that the matters referenced in clauses (c), (d) and (e) of such Section, are true and correct.  The Borrower hereby covenants and agrees to use the proceeds of the borrowing requested above solely for those purposes expressly permitted pursuant to Sections 6.15 and 7.9 of the Credit Agreement.

U.S. RESTAURANT PROPERTIES OPERATING, L.P., as Principal Borrower

By:
Name:
Title:

3

Exhibit 2.1(e)

FORM OF REVOLVING NOTE

$__________	, 2003

FOR VALUE RECEIVED, U.S. RESTAURANT PROPERTIES OPERATING, L.P., a Delaware corporation, USRP FUNDING 2002-A, L.P., a Texas limited partnership, USRP (S&C), LLC, a Texas limited liability company, USRP (JV1), LLC, a Texas limited liability company, USRP/HCI PARTNERSHIP 1, L.P., a Texas limited partnership and USRP Holding Corp., a Texas corporation (collectively, the “Borrower”), hereby promise to pay to the order of                                                   , its successors and assigns (the “Lender”), at the office of Bank of America, N.A., as Agent (the “Agent”), at 231 South LaSalle Street, Mail code:  IL1-231-10-30, Chicago, IL 60697 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of November 4, 2003 among the Borrower, the Guarantors, the Lenders and the Agent (as it may be as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the principal amount of                                   DOLLARS ($                       ) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement.  Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(c) of the Credit Agreement.

[remainder of page left intentionally blank – signature page to follow]

4

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

BORROWER:	U.S. RESTAURANT PROPERTIES OPERATING, L.P.

	By:	USRP MANAGING, INC.

By:
Name:
Title:

USRP FUNDING 2002-A, L.P.

	By:	USRP (SFGP) 2, LLC

By:
Name:
Title:

USRP (S&C), LLC

	By:	USRP Holding Corp.

By:
Name:
Title:

USRP/HCI PARTNERSHIP 1, L.P.

	By:	USRP (JV1), LLC

By:
Name:
Title:

USRP (JV1), LLC.

By:
Name:
Title:

USRP HOLDING CORP.

By:
Name:
Title:

5

Exhibit 3.2

FORM OF NOTICE OF CONTINUATION/CONVERSION

Ramon Garcia

Agency Management Officer

GGIB Agency Management Central

Bank of America

901 Main St.

Dallas, TX  75202-3714

Telephone:  (214) 209-4126

Fax:         (214) 290-9520

Ladies and Gentlemen:

The undersigned, U.S.  RESTAURANT  PROPERTIES OPERATING, L.P., as principal borrower thereunder (the “Borrower”), refers to the Credit Agreement dated as of November 4, 2003 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the other borrowers named therein, the Guarantors, the Lenders and Bank of America, N.A., as Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an continuation or conversion of a Revolving Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)	Loan Type

(B)	Date of Extension or Conversion (which is the last day of the the applicable Interest Period)

(C)	Principal Amount of Extension or Conversion

(D)	Interest rate basis

(E)	Interest Period and the last day thereof

In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in clause (b) of such Section, and confirms that the matters referenced in clauses (c), (d) and (e) of such Section, are true and correct.

The undersigned officer of U.S. Restaurant Properties Operating L.P. hereby represents and warrants that he/she has the necessary power and authority to execute this letter on behalf of the Borrower and that such action has been duly authorized by all necessary action of the Borrower and its partners prior to or on the date hereof.

U.S. RESTAURANT PROPERTIES OPERATING, L.P., as Principal Borrower

By:
Name:
Title:

6

Exhibit 7.1(c)

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

For the fiscal quarter ended                              , 20       .

I,                                                 , [Title] of U.S.  RESTAURANT  PROPERTIES OPERATING, L.P., as principal borrower (the “Borrower”) hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of November 4, 2003 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Agent:

a.                                       The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

b.                                      Since                         (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement; and

c.                                       Since                         (the date of the last similar certification, or, if none, the Closing Date) the Consolidated Parties have entered into the following Hedging Agreements:

Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the Financial Covenants as of the end of the fiscal period referred to above.

This             day of                      , 20      .

U.S. RESTAURANT PROPERTIES OPERATING, L.P., as Principal Borrower

By:
Name:
Title:

7

Attachment to Officer’s Certificate

Computation of Financial Covenants

8

Exhibit 7.12

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”), dated as of                         , 20     , is by and between                                                , a                                         (the “Subsidiary”), and BANK OF AMERICA, N.  A., in its capacity as Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of November 4, 2003, by and among U.S. RESTAURANT PROPERTIES OPERATING L.P., a Delaware limited partnership (“USRP Operating” or the “Principal Borrower”), USRP FUNDING 2002-A, L.P., a Texas limited partnership (the “General SPE”); USRP (S&C), LLC, a Texas limited liability company (“S&C”), USRP (JV1), LLC, a Texas limited liability company (“JV1”), USRP/HCI PARTNERSHIP 1, L.P., a Texas limited partnership (“HCI”), USRP HOLDING CORP., a Texas corporation (“USRP Holding”; and together with the Principal Borrower, the General SPE, HCI, JV1 and S&C, the “Borrower”), the Guarantors, the Lenders and BANK OF AMERICA, N.A., as Agent.  All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Credit Parties are required by Section 7.12 of the Credit Agreement to cause the Subsidiary to become a “Guarantor”.

Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

1.             The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Credit Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement.  The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2.             The address of the Subsidiary for purposes of all notices and other communications is                           ,                                                , Attention of                             (Facsimile No.                               ).

3.             The Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Credit Agreement by the Subsidiary.

4.             This Credit Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5.             This Credit Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N. A., as Agent

By:
Name:
Title:

9

Exhibit 11.3(b)

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Closing Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Closing Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](2)]

3.	Borrower(s):

4.	Agent:	, as the agent under the Credit Agreement

5.	Credit Agreement:

That certain Credit Agreement dated as of November 4, 2003 among U.S. Restaurant Operating, L.P., USRP Funding 2002-A, L.P., as the Principal Borrower, the other Borrowers thereunder, the Guarantors referenced therein, the Lenders parties thereto, Bank of America, N.A., as Agent, and the other agents parties thereto.

6.	Assigned Interest:

Facility Assigned(3)	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans(4)
	$	$		%
	$	$		%
	$	$		%

(2) Select as applicable.

(3) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Closing Date.

(4) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

10

[7.           Trade Date:                                        ](5)

Closing Date:                                    , 20      [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as Agent

By
Title:

Consented to:

U.S. RESTAURANT PROPERTIES OPERATING, L.P. , as Principal Borrower

By:
Name:
Title:

(5) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

11

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Closing Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the terms thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a Foreign Lender(6), attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.   Payments.  From and after the Closing Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Closing Date and to the Assignee for amounts which have accrued from and after the Closing Date. The Assignee hereby acknowledges and agrees to the terms contained in the Intercreditor Agreement

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of North Carolina.

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Exhibit 1.1(a)

BANKRUPTCY REMOTE BORROWING ENTITY REQUIREMENTS

A “Bankruptcy Remote Borrowing Entity” shall satisfy the following requirements:

1.             General Requirements.  The entity’s Organizational Documents must provide for the following (the term “Organizational Documents” as used herein means (i) with respect to a corporation, its bylaws, (ii) with respect to a limited partnership, its limited partnership agreement, and (iii) with respect to a limited liability company, its operating agreement):

(A)                              Limited Purpose.  The entity’s purpose must be limited solely to owning and managing its assets, entering into the Credit Documents and the transactions contemplated thereby and engaging in incidental activities in connection therewith.

(B)                                Certain Actions Requiring Unanimous Vote.  The unanimous vote of the entity’s board of directors (including that of the Independent Director, as defined in Section 2(A) hereof), partners or members, as applicable, must be required in order to:

(i)            take any Bankruptcy Action (as defined in Addendum A hereof);

(ii)                                  dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets;

(iii)          amend or recommend the amendment of its Organizational Documents; and

(iv)                              engage in transactions with affiliates (except to the extent such transactions are on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate).

(C)           Separateness Provisions.  The entity must be required to:

(i)                                     not commingle assets with those of any other entity and must hold its assets in its own name;

(ii)                                  conduct its own business in its own name;

(iii)                               maintain separate bank accounts, books, records and financial statements;

(iv)                              maintain its books, records, resolutions and agreements as official records;

(v)                                 pay its own liabilities out of its own funds;

(vi)                              maintain adequate capital in light of contemplated business operations;

(vii)                           observe all corporate, partnership, company or other organizational formalities;

(viii)                        maintain an arm’s-length relationship with affiliates;

(ix)                                pay the salaries of its own employees and maintain a sufficient number of employees in light of contemplated business operations;

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(x)                                   not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;

(xi)                                not acquire obligations or securities of affiliates;

(xii)                             not make loans to any other person or entity;

(xiii)                          allocate fairly and reasonably any overhead for shared office space;

(xiv)                         use separate stationery, invoices and checks;

(xv)                            not pledge its assets for the benefit of any other entity;

(xvi)                         hold itself out as a separate entity, and not fail to correct any known misunderstanding regarding its separate identity; and

(xvii)                      not identify itself or any of its affiliates as a division or part of the other.

(D)                               Subordination of Indemnification Obligations.  The entity’s obligation, if any, to indemnify its directors and officers, partners, or members or managers, as applicable, must be fully subordinated to the loan and the loan documents and must not constitute a claim against it in the event that cash flow in excess of amounts necessary to pay holders of the loan is insufficient to pay such obligations.

2.                                       Additional Requirements for Corporations.  In addition to the general requirements set forth above, for a corporation to be a Bankruptcy Remote Borrowing Entity, its Organizational Documents must provide for the following:

(A)                              Independent Director.  The corporation’s board of directors must include an Independent Director.  An “Independent Director” means a director of the corporation who is not at the time of initial appointment, has not been at any time during the preceding five (5) years, and will not be at any time prior to payment of the loan in full: (i) a stockholder, director, officer, employee, partner or member of the corporation or the borrower (if the corporation is a partner or member of the borrower), or any affiliate thereof; (ii) a customer, supplier or other person (including without limitation, an attorney, accountant or other professional) who derives any portion of its purchases or revenues from its activities with the corporation or the borrower (if the corporation is a partner or member of the borrower) or any affiliate thereof, other than reasonable compensation for the performance of its obligations as Independent Director; (iii) a person or other entity controlling or under common control with any such stockholder, partner, member, customer, supplier or other person; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, customer, supplier or other person.  As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.

3.                                       Additional Requirements for Limited Partnerships.  In addition to the general requirements set forth above, for a limited partnership to be a Bankruptcy Remote Borrowing Entity, its Organizational Documents must provide for the following:

(A)                              General Partner.  Each general partner of the limited partnership must be a Bankruptcy Remote Borrowing Entity satisfying the general requirements set forth above and the additional requirements set forth herein applicable to such general partner (i.e., corporate, limited partnership or limited liability company requirements).  In addition, each such general partner’s Organizational Documents must provide for the following:

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(i)                                     Limited Purpose.  Each such general partner’s purpose must be limited to serving as a general partner in the limited partnership.

(ii)                                  Unanimous Vote Required to Withdraw.  The unanimous vote of each such the general partner’s board of directors (including that of the Independent Director), partners or members, as applicable, must be required for the a general partner to withdraw as a general partner of the limited partnership.

(B)                                Continuance of Partnership.  If there is more than one general partner, the Organizational Documents must require the remaining partners to continue the partnership upon an event of dissolution for so long at least one of the general partners remains solvent.

4.                                       Additional Requirements for Limited Liability Companies.  In addition to the general requirements set forth above, for a limited liability company to be an SPE, its Organizational Documents must provide for the following:

(A)                              Independent Member/Manager.  The company must have one independent member/manager.  Such independent member/manager should have the same basic traits as the independent directors described with respect to corporate SPEs.  The determination of whether the independent entity/individual must be a manager or a member is dependent upon the locus of control in the LLC.

(B)                                SPE Member.  At least one member of the company must be an SPE satisfying the general SPE requirements set forth above and the additional requirements applicable to such member (i.e., corporate, limited partnership or limited liability company requirements).  “Bankruptcy” events of dissolution must be limited to the bankruptcy of such SPE member.  This may necessitate that the entity be designated the sole “managing member” of the company.  Each such SPE member’s Organizational Documents must provide for the following:

(i)                                     Limited Purpose.  Such member’s purpose must be limited to serving as a member in the company.

(ii)                                  Unanimous Vote Required to Withdraw.  The unanimous vote of such member’s board of directors (including that of the Independent Director), partners or members, as applicable, must be required for the member to withdraw as a member of the company.

(C)                                Consideration of  Interests of Creditors.  The company’s members must be required to consider the interests of creditors in connection with any action subject to the vote of its members (including the SPE member), notwithstanding that the company may not then be insolvent.

(D)                               Continuance of Company.  The vote of a majority-in-interest of the remaining members of the company is sufficient to continue the life of the company upon the occurrence of an event of dissolution or other termination event.  If the required consent of the remaining members to continue the company is not obtained, the company’s Organization Documents must provide that the company not liquidate collateral (except as permitted under the loan documents) without the consent of holders of the loan, and that such holders may continue to exercise all of their rights under the loan documents and retain any collateral until the loan has been paid in full or otherwise completely discharged.

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Addendum A

As used herein, “Bankruptcy Action” means any of the following:

1.                                       Taking any action that might cause the entity (or the borrower if the entity is a partner or member of the borrower) to become insolvent.

2.                                       Commencing any case, proceeding or other action on behalf of the entity (or the borrower if the entity is a partner or member of the borrower) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

3.                                       Instituting proceedings to have the entity (or the borrower if the entity is a partner or member of the borrower) adjudicated as bankrupt or insolvent.

4.                                       Consenting to the institution of bankruptcy or insolvency proceedings against the entity (or the borrower if the entity is a partner or member of the borrower).

5.                                       Filing a petition or consent to a petition seeking reorganization arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief on behalf of the entity (or the borrower if the entity is a partner or member of the borrower) of its (or their) debts under any federal or state law relating to bankruptcy.

6.                                       Seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity (or the borrower if the entity is a partner or member of the borrower) or a substantial portion of its (or their) properties.

7.                                       Making any assignment for the benefit of the entity’s creditors (or the borrower’s creditors if the entity is a partner or member of the borrower).

8.                                       Taking any action (or causing the borrower to take any action if the entity is a partner or member of the borrower) in furtherance of any of the foregoing.

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Note also the potential necessity for a Non-Consolidation Opinion from Borrower’s counsel.